UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No.  )

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[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(Name of Registrant as Specified In Its Charter)

N/A

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4)	Proposed maximum aggregate value of transaction: $563,000.00

5)	Total fee paid: $72.52

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Preliminary Materials

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

17782 Sky Park Circle

Irvine, California 92614

(714) 662-5565, Extension 600

___________, 2014

Dear Holders of Units of Limited Partnership Interest (“Limited Partners”):

Enclosed please find a Consent Card for you to complete and forward. In the alternative, you may vote via the Internet or telephone

You own Units of Limited Partnership Interest in WNC Housing Tax Credit Fund IV, L.P., Series 2 (the “Partnership”). The Partnership has sold its interest in all but two apartment complexes. We are writing to request your consent to authorize WNC Tax Credit Partners IV, L.P., as the sole general partner of the Partnership, to permit the sale of the Partnership’s interest in one of those apartment communities.

In connection with the proposal, attached are a Notice for Action by Written Consent, a Consent Solicitation Statement, which contains important information relating to the proposal, and a Consent Card with a return envelope. You are urged to read the Consent Solicitation Statement carefully. If you are in doubt as to how to deal with the matters described in the Consent Solicitation Statement, you should consult your financial advisor.

If you want your vote to be represented, you should vote via the Internet or telephone or complete the enclosed Consent Card and sign, date and return it promptly in the enclosed postage-paid envelope, or in another manner set forth in the section of the attached Consent Solicitation Statement entitled “Voting Procedures.” Please note that this solicitation will expire no later than 5:00 p.m. (Pacific Time), on ___________, 2014, unless extended.

Sincerely,

WNC Tax Credit Partners IV, L.P.,

General Partner

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS: APPROVED OR DISAPPROVED OF THE PROPOSED TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE PROPOSED TRANSACTION; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THE CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

NOTICE FOR ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

To the Limited Partners of WNC Housing Tax Credit Fund IV, L.P., Series 2 (the “Partnership”)

We are writing to request your consent to amend the Partnership’s agreement of limited partnership. The proposed amendments would authorize the sole general partner of the Partnership to permit the sale of a Partnership investment. The proposed amendments and sale information are set forth in the accompanying Consent Solicitation Statement.

Because you are a holder of units in the Partnership, we are asking for your consent. Please carefully review the information in the enclosed Consent Solicitation Statement before voting. If you have any questions or require assistance in voting via the Internet or telephone or in completing and forwarding the enclosed Consent Card, please call WNC & Associates, Inc., Investor Services, at 714-662-5565, Extension 600.

DATED at Irvine, California, ___________, 2014.

WNC Tax Credit Partners IV, L.P.,

General Partner

IMPORTANT: YOUR PARTICIPATION IS VERY IMPORTANT. PLEASE EITHER VOTE VIA THE INTERNET OR TELEPHONE OR COMPLETE THE ENCLOSED CONSENT CARD AND SIGN, DATE AND RETURN IT PROMPTLY BY MAIL OR FAX. FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE PROPOSAL.

Preliminary Materials

CONSENT SOLICITATION STATEMENT

PROPOSED ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS OF

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

___________, 2014

INTRODUCTION

The limited partners (the “Limited Partners”) of WNC Housing Tax Credit Fund IV, L.P., Series 2, a California limited partnership (the “Partnership”) are being asked by the Partnership and its sole general partner, WNC Tax Credit Partners IV, L.P., a California limited partnership (the “MGP”) to consider and approve a sale of a Partnership asset (the “Proposal”). The Proposal would permit the sale of the Partnership’s interest (the “Klimpel Manor LP Interest”) in Klimpel Manor, Ltd., a California limited partnership (“Klimpel Manor”) for a purchase price as described herein. Klimpel Manor owns the apartment complex known as Klimpel Manor Apartments (the “Property”) and, alternatively, the Proposal would permit the sale of the Property. THE PROPOSAL WOULD PERMIT THE SALE OF A PARTNERSHIP ASSET TO AN AFFILIATE OF THE MGP. The Partnership and the MGP recommend approval of the Proposal.

On May 8, 2012, a majority-in-interest of the Limited Partners approved a Plan of Liquidation and Dissolution (“Liquidation Plan”) for the Partnership. The approval of the Limited Partners was solicited by the MGP pursuant to a Consent Solicitation Statement dated March 12, 2012 (the “2012 Solicitation”). The Property is one of two in which the Partnership has an interest. The other is held by Pioneer Street Associates, a California limited partnership (“Pioneer”). Upon the termination of the Partnership’s interest in Klimpel Manor and in Pioneer, the Partnership’s business would be wound up, and the Partnership dissolved and its Certificate cancelled (the “Termination of the Partnership”). Unused passive losses would be available to individual Limited Partners either on transfers of the Partnership’s assets or on Termination of the Partnership.

The Partnership was formed in 1993 as a finite life entity to raise capital through the sale of its units of limited partnership interest (the “Units”), to invest the net proceeds in entities (the “Local Limited Partnerships”) owning apartment communities generating federal low income housing tax credits, to hold the interests in Local Limited Partnerships through the period such credits would be realized, and then to dispose of these investments. The Partnership invested in a total of 22 Local Limited Partnerships, and 20 of its investments have been sold.

In the aggregate, the original Limited Partners have received a federal tax credit return of approximately 140% of invested capital.

The Partnership is governed by its Agreement of Limited Partnership dated as of May 4, 1993, as amended to date (the “Partnership LPA”).

The general partner of Klimpel Manor at the date of the Partnership’s initial investment therein and as of the date hereof is Klimpel Manor Apartments, a California general partnership (“KMA GP”). The general partner interest in Klimpel Manor is referred to herein as the “Klimpel Manor GP Interest.”

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Under the Proposal, the MGP would be authorized to sell the Klimpel Manor LP Interest to an affiliate of the MGP. Alternatively, the MGP would be authorized to provide the Partnership’s consent to a sale of the Property by Klimpel Manor to an affiliate. If to an affiliate, (i) the purchaser of the Klimpel Manor LP Interest (the “LP Interest Purchaser”) would be WNC Investment Partners, LLC, a California limited liability company, or a limited partnership to be formed and owned by WNC Investment Partners, LLC, as limited partner and WNC Development Partners, LLC, as general partner, or (ii) the purchaser of the Property would be a limited partnership to be formed and owned by WNC Investment Partners, LLC, as limited partner and WNC Development Partners, LLC, as general partner (the “Property Purchaser”). The LP Interest Purchaser and the Property Purchaser are referred to herein as the “LP Purchaser”. In conjunction with a sale of the Klimpel Manor LP Interest to an affiliate, the Klimpel Manor GP Interest might be transferred to WNC Development Partners, LLC, or a limited partnership to be formed and owned by WNC Development Partners, LLC with WNC Development Partners, LLC as the general partner (the “GP Interest Purchaser”).

In conjunction with the distribution of this Consent Solicitation Statement, the following persons have filed a Rule 13e-3 Transaction Statement with the Securities and Exchange Commission (the “Filing Persons”):

●	the Partnership,

●	the MGP,

●	WNC & Associates, Inc., which is the sole general partner of the MGP (“WNC”),

●	WNC Investment Partners, LLC, which might purchase the Klimpel Manor LP Interest or be the limited partner in the LP Purchaser,

●	WNC Development Partners, LLC, which might purchase the Klimpel Manor GP Interest and/or be the general partner in the LP Purchaser,

●	Wilfred N. Cooper, Jr., the President of WNC, and the manager and direct or indirect majority member of each of the GP Interest Purchaser, the LP Interest Purchaser and the Property Purchaser.

The Property is located in Fullerton, California. Consistent with the investment objectives of the Partnership, the Property qualified for federal low income housing tax credits under the Internal Revenue Code for a 10-year period. The credit period has expired, and no further credits are being generated by the Property. The 15-year federal compliance period has also expired, so there would be no credit recapture upon a transfer of the Property or the Klimpel Manor LP Interest.

As discussed below under “Klimpel Manor and the Property,” the audited financial statements for Klimpel Manor state that there is one mortgage lender for the Property. The MGP does not anticipate that there would be any cancellation of debt income if the proposed sale were to be consummated.

Consistent with the Partnership’s objectives, the Property has generated passive losses from its operations. For many Limited Partners who are individuals, the tax benefits of such passive losses are available only upon the sale of the Klimpel Manor LP Interest (or the sale of the Property), or the Termination of the Partnership. The sale of the Klimpel Manor LP Interest (or the sale of the Property), or the Termination of the Partnership, could allow Limited Partners to use passive losses previously allocated to them and related to Klimpel Manor but not used. An individual Limited Partner’s passive losses from the Property in most cases should be available to offset some or all of the gain from the sale of the Klimpel Manor LP Interest. The use of the passive losses to offset such gain is in addition to the benefits the Limited Partners have already received from claiming the low income housing tax credits of Klimpel Manor. Some Limited Partners may have accounted for their investment in the Partnership on an entity basis, and have not claimed passive losses in connection with prior transfers of Partnership assets. For these Limited Partners, passive losses might not be available until the Termination of the Partnership.

Each Limited Partner is urged to consult his, her or its own tax advisor as to the specific tax consequences to the Limited Partners of the sale by the Partnership of the Klimpel Manor LP Interest or by Klimpel Manor of the Property.

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QUESTIONS AND ANSWERS ABOUT THIS
CONSENT SOLICITATION STATEMENT AND THE PROPOSAL

Q: Why have I received this Consent Solicitation Statement?

A: You have received this Consent Solicitation Statement because the Partnership is proposing to sell the Klimpel Manor LP Interest or the Property to an affiliate of the MGP. You are entitled to vote because, according to the records of the Partnership, you owned Units on ____________, 2014.

Q: What does the Proposal involve?

A: The Partnership owns an interest in only two apartment complexes. We are proposing to sell one of those two interests. In addition, the MGP intends to pay or make provision for all Partnership obligations and liabilities from the net proceeds, and distribute the balance.

Q: How can the Proposal be approved?

A: The Proposal will be approved with the consent of a majority-in-interest of all Limited Partners. A sale under the Proposal, unless court-ordered or court-approved in connection with the litigation described below between the Partnership and KMA GP, will be subject to the approval of KMA GP, which holds the general partner interest in Klimpel Manor. Under the terms of the limited partnership agreement of Klimpel Manor, such approval may not be unreasonably withheld.

Q: How will proceeds from a sale be used?

A: In accordance with the Partnership LPA, net proceeds of a sale will be used for the payment of Partnership debts and obligations and establishment of reserves, including debts and obligations owed to the MGP, and the balance would be distributed to the Limited Partners.

Q: Why is the MGP proposing to sell the Partnership’s asset at this time?

A: The MGP is recommending the Proposal because the MGP believes the Partnership has maximized the principal benefits of owning the Property, in particular, generating for the Limited Partners low-income housing tax credits. Other reasons for the recommendation include:

●	The Limited Partners approved the Liquidation Plan, and the sale of the Klimpel Manor LP Interest or the Property is consistent therewith.

●	A sale of the Klimpel Manor LP Interest or the Property would allow Limited Partners who are individuals to use their unused passive losses to offset the gain from the sale. A LIMITED PARTNER WHO HAS NO UNUSED PASSIVE LOSSES WOULD HAVE TAXABLE GAIN AND NO CASH DISTRIBUTION TO PAY THE RESULTING TAX LIABILITY, UNLESS TERMINATION OF THE PARTNERSHIP OCCURS IN 2014. Limited Partners who are limited to using passive losses only on Termination of the Partnership due to their method of accounting for their investment in the Partnership would also have gain exceeding cash, unless the Termination of the Partnership occurs in 2014. The MGP is endeavoring to sell the Partnership’s interest in Pioneer and to cause the Termination of the Partnership to occur in 2014.

●	The Termination of the Partnership will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership.

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●	The Property no longer produces tax credits, which was a principal benefit of investing in the Property.

●	It is now possible to sell the Property or the Klimpel Manor LP Interest without a recapture of prior tax credits.

●	The Klimpel Manor Interest would be sold for an amount derived from the appraised value, or the Property would be sold for an amount equal to the appraised value.

●	The Partnership has insufficient cash to pay its obligations, and is dependent on the willingness of WNC to continue funding the payment of expenses.

●	The mortgage loan owed by Klimpel Manor can only be prepaid on payment of a premium.

●	The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnership to generate any additional economic benefit from future tax credits.

●	The Property is more than 15 years old. Maintenance and administrative expenses associated with an aging apartment community may increase.

See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below for a more extensive discussion of the obligations of Klimpel Manor and the Partnership.

The MGP believes that in the case of the majority of Limited Partners, primary benefits of a sale and ultimate Termination of the Partnership will be (i) the elimination of a Partnership Schedule K-1 for the Partnership, and (ii) the tax benefits associated with freeing up previously suspended passive activity losses. Assuming that an individual Limited Partner has held his or her Units since the Partnership’s initial offering, and that the Partnership’s passive activity losses have only been used by the Limited Partner to offset any previous passive activity income/gain from the Partnership, the MGP estimates that a sale and Termination of the Partnership will free up previously suspended passive activity losses to offset any taxable income and gain from a sale and perhaps other income of the Limited Partner. However, each Limited Partner should consult his or her personal tax advisor to determine the actual amount, if any, of passive activity losses which the Limited Partner may have suspended. Termination of the Partnership will not occur until after the sale of both of the remaining Partnership assets.

Q: How does this impact my need to file a Schedule K-1?

A: You will get a final K-1 on Termination of the Partnership. A sale under the Proposal will afford the Limited Partners the first step in a two-step strategy toward Termination of the Partnership. There are few other opportunities to liquidate an investment in Units due to the absence of an established market for the Units.

Q: Does the MGP recommend that I consent to the Proposal?

A: Yes. The MGP recommends that Limited Partners consent to the Proposal by marking each box entitled “FOR” on the enclosed Consent Card and returning the Consent Card promptly in accordance with the voting procedures described in “VOTING RIGHTS AND PROCEDURES” below or by using the Internet option or telephone option discussed below. The MGP, however, has conflicts of interest in recommending the Proposal. For additional information regarding our conflicts of interest, see “SPECIAL FACTORS” and ‘CONTINGENCIES” below.

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Q: Will I owe any federal income tax as a result of a sale and Termination of the Partnership?

A: A sale under the Proposal, a sale of the Partnership interest in Pioneer or the property of Pioneer, and the Termination of the Partnership are expected to generate gain to the Limited Partners for United States federal income tax purposes and state income tax purposes. On the other hand, sales and Termination of the Partnership may free up passive activity losses which may allow Limited Partners to gain the benefit of suspended and unused passive activity losses. Tax matters are very complicated and your tax consequences may depend on your financial situation and whether you purchased your Units in the original offering or from a person other than the Partnership. Please consult your tax advisor to determine the exact tax consequences of a sale and Termination of the Partnership to you. See “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS” below.

Q: What if a sale is not made?

A: If the Proposal is not approved by a majority in interest of the Limited Partners, or if the Proposal is approved but the sale is not approved by KMA GP or the court hearing the litigation, then each of Klimpel Manor and the Partnership will continue to exist as a legal entity with its respective assets and liabilities. You will continue to get a K-1 for the Partnership, subject to the Partnership’s ability to pay for its preparation and distribution. The Partnership will continue to incur annual expenses if it continues to operate. The average of annual expenses other than asset management fees for the past two years was approximately $51,000, and anticipated annual management fees are approximately $17,000, for a total of approximately $68,000. However, the Partnership has operated at a deficit for the last four fiscal years, and it had cash of only $41,000 as of December 31, 2013. Increases in Partnership cash during the past four years have resulted from sales activities. The Partnership expects its future cash flows and current assets to be insufficient to meet the Partnership’s foreseeable cash requirements. WNC, one of the Filing Persons, has agreed to continue providing advances sufficient to fund the cash requirements of the Partnership through February 28, 2015. WNC is not required to do so, and if it does not for any period after February 28, 2015, the Partnership would have no apparent resources to cause to be prepared its periodic reports with the SEC or its tax information returns with the IRS. The decision of WNC to continue to fund expenses will be made on a periodic basis, and no decision has been made for periods subsequent to February 28, 2015.

Q: How long do I have to consent?

A: You may submit your vote now using the Internet or telephone. If you prefer, in the alternative please mark your vote, sign and return the Consent Card using the enclosed postage pre-paid envelope provided or fax it to Insurer Direct Corp at (202) 521-3464. In order for your Internet vote, telephone vote or Consent Card to be accepted, it must be received by 5:00 p.m., Pacific Time, on the earlier of the date as of which the Limited Partners approve the Proposal, or _______ __, 2014, unless extended by the MGP (the “Expiration Date”). See “VOTING RIGHTS AND PROCEDURES” below.

Q: Can I revoke my consent?

A: Yes. You may withdraw or revoke your vote at any time prior to 5:00 p.m., Pacific Time, on the Expiration Date. To be effective, a written or facsimile revocation or withdrawal of the vote must be received prior to the Expiration Date and addressed as follows: Investor Services, 17782 Sky Park Circle, Irvine, California 92614. A notice of revocation or withdrawal must specify the Limited Partner’s name and the number of Units being withdrawn. After the Expiration Date, all consents previously executed and delivered and not revoked will become irrevocable.

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Q: Do Limited Partners have dissenter’s rights?

A: Under applicable state law, Limited Partners are not entitled to appraisal or other dissenter’s rights with respect to the value of the Units. There will not be any procedure by which a Limited Partner can seek an alternative valuation of his, her or its Units, regardless of whether the Limited Partner does or does not consent to the Proposal.

KLIMPEL MANOR AND THE PROPERTY

In 1994, the Partnership invested approximately $1,774,000 in Klimpel Manor. Klimpel Manor developed the Property, a low-income housing apartment community located in Fullerton, California consisting of one four-story apartment building containing 59 units. Fullerton is a city in Orange County with a population of approximately 139,000.

KMA GP obtained a 30-year permanent mortgage loan in the amount of approximately $1,381,000 for Klimpel Manor from Savings Association Mortgage Company, Inc. in 1995. According to the limited partnership agreement for Klimpel Manor, a soft second loan payable only from cash flow in the amount of $625,000 was provided by Margaret W. Chaffee Revocable Trust, an affiliate of KMA GP. In 2002, KMA GP refinanced the two loans with a single 30-year loan from ARCS Commercial Mortgage Co., L.P., a California limited partnership (“ARCS”), in the original principal amount of $2,000,000. The loan provided for a fixed interest rate of 6.92% and monthly payments of approximately $13,200 commencing in February 2003. The amount outstanding as of December 31, 2013, according to the financial statements of Klimpel Manor, was approximately $1,672,000. The ARCS loan can only be prepaid with the payment of a premium. Through the fifteenth year of the loan term, the premium is calculated through a complex yield maintenance formula. The KMA GP estimates that the premium would have been approximately $371,000 as of November 30, 2013. The premium decreases to 1% of the principal being repaid after the fifteenth year. The ARCS loan is nonrecourse to Klimpel Manor, but Douglas B. Chafee, the principal of KMA GP, executed an Acknowledgment and Agreement of Key Principal to Personal Liability for Exceptions to Non-Recourse Liability. Pursuant thereto, Mr. Chafee apparently has personal liability for repayment of the ARCS loan.

Klimpel Manor also received a grant from the Fullerton Redevelopment Agency in the amount of $1,770,000 in 1994. In connection with the grant, Klimpel Manor and Fullerton Redevelopment Agency entered into an Agreement Containing Covenants Affecting Real Property requiring the Property to be operated as affordable for a period of 55 years. After the 55th year, the Property can be rented at other than affordable rents upon the payment of premium, equal to 37% of appraised value in the 55th year, and decreasing each year thereafter. In connection with the allocation of low-income housing tax credits to Klimpel Manor, a Regulatory Agreement - Federal Credits Only (the “Extended Low Income Housing Commitment”) was entered into dated November 7, 1994 between California Tax Credit Allocation Committee (“TCAC”) and Klimpel Manor. The Extended Low Income Housing Commitment requires the Property to be operated as low-income housing in accordance with the Extended Low Income Housing Commitment for a period of 55 years from the date the Property was placed in service.

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PROPOSAL – AMENDMENT TO PARTNERSHIP LPA

Generally, the Partnership LPA and the Liquidation Plan permit the Partnership to sell its assets without the consent of the Limited Partners. Although the Partnership LPA does not permit the sale of an interest in a Local Limited Partnership to an affiliate of the MGP, or the sale of a property of a Local Limited Partnership to an affiliate of the MGP, the Liquidation Plan does permit such sales. In the 2012 Solicitation addressing the Liquidation Plan, the following was included:

“At such time, if ever, as the Partnership engages in a transaction or series of transactions between the Partnership and an affiliate of the Partnership or group of affiliates involving a sale of substantially all the assets of the Partnership to such affiliate or group of affiliates, which has either a reasonable likelihood or a purpose of producing, either directly or indirectly, the effect (the “Rule 13e-3(a)(3)(ii) effect”) of causing the Units to become eligible for termination of registration with the SEC, or causing the SEC reporting obligations with respect to the Units to become eligible for termination, then the Partnership will comply with SEC Rule 13e-3, inclusive of all filing and dissemination requirements, at or after the first transaction involving an affiliated party in which it becomes reasonably likely that the Rule 13e-3(a)(3)(ii) effect will occur.”

The MGP is of the view that the Proposal may have a reasonable likelihood or a purpose of producing the Rule 13e-3(a)(3)(ii) effect. Accordingly, the Filing Persons have caused this Consent Solicitation Statement to be prepared and disseminated.

The Proposal consists of two amendments to the Partnership LPA, to add Section 5.3.5(i) and (ii) as follows:

Proposal #1. Section 5.3.5(i). The Partnership Agreement is hereby amended to permit the Partnership, acting through its general partner, to consent to the sale of the apartment housing owned by Klimpel Manor, Ltd., a California limited partnership, to an affiliate of its general partner for an amount equal to at least the “Appraised Value.” The “Appraised Value” shall be the appraised value set forth in a third party appraisal with an effective date of not more than six months prior to the date of sale.

Proposal #2. Section 5.3.5(ii). The Partnership Agreement is hereby amended to permit the Partnership, acting through its general partner, to sell its limited partnership interest in Klimpel Manor, Ltd., a California limited partnership, to an affiliate of its general partner for an amount equal to at least the “Net Value.” The “Net Value” shall be the amount that would be distributed to the Partnership by Klimpel Manor, Ltd. from a sale of the apartment housing of Klimpel Manor, Ltd. at the appraised value set forth in a third party appraisal with an effective date of not more than six months prior to the date of sale.

As discussed elsewhere, the Appraised Value of the Property was $2,715,000 as of January 16, 2014. The Net Value, using such Appraised Value, is $563,000. See the discussion of below under “SPECIAL FACTORS” and “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” Accordingly, if Proposal #1 is approved by a majority-in-interest of the Limited Partners, the Property might be sold to the Property Purchaser for $2,715,000.00, subject to the approval of KMA GP and/or pursuant to court order or approval. In the alternative, if Proposal #2 is approved by a majority-in-interest of the Limited Partners, the Klimpel Manor LP Interest might be sold to the LP Interest Purchaser for $563,000.00, subject to the approval of KMA GP and/or pursuant to court order or approval. In connection with any such sale, the GP Interest Purchaser might purchase the Klimpel Manor GP Interest. Regardless of whether or not the Proposal is approved, either the Property or the Klimpel Manor LP Interest may be sold at any time to Klimpel Manor or its affiliates or to a third party without further notice to or approval of the Limited Partners, for a price approved by the MGP in the exercise of its discretion (but subject to approval of KMA GP and/or the court). Based on the litigation among the parties discussed below, the MGP is of the view that any sale to a third party is not an option at this time.

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SPECIAL FACTORS

Background and Purpose

In connection with the public offering of its Units, the Partnership’s prospectus stated as follows:

“It is hard to tell now exactly when or whether a Series will be able to realize any sale proceeds from an Apartment Complex. The “recapture” rules for Low Income Housing Credits prohibit the sale of an Apartment Complex before the end of the fifteenth year after the Low Income Housing Credits begin to be taken (even though Low Income Housing Credits only last for ten years). Other rules can apply to require the continued use of the Apartment Complex as low-income housing for up to 30 years in total. Government subsidy programs also limit sale or refinancing opportunities, and sometimes buildings like the Apartment Complexes are hard to sell. The General Partner will try to liquidate each Series’ investments after the fifteenth year of its term, but when that liquidation will take place (and for how much) is impossible to predict.”

And the following was included in the Risk Factors section of the Partnership’s prospectus:

“Limitations on Sales of Apartment Complexes. Any Apartment Complex receiving an allocation of Credit Authority must execute an Extended Low Income Housing Commitment with the state allocating the Credit Authority. The Extended Low Income Housing Commitment will require that the Low Income Units within the Apartment Complex be maintained as low-income housing for the Low Income Use Period, i.e., a period equal to at least 30 years. Accordingly, on any sale of an Apartment Complex during the Low Income Use Period, the purchaser would have to agree to continue to the low-income use of the Apartment Complex, thereby reducing the potential market, and possibly the sales price, for the property. Furthermore, the sale of an Apartment Complex may be subject to other restrictions. See “Risks of Government-Subsidized Housing Projects” below in this section and “Investment Objectives and Policies.” Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Apartment Complex, or, if it does so, that any significant amount of Sale or Refinancing Proceeds will be distributed to the Limited Partners. As a result, a material portion of the Low Income Housing Credits may represent a return of the money originally invested in the Series.”

As of December 31, 2009, the 15-year federal tax credit compliance period terminated for each of the Partnership’s Local Limited Partnerships. Based on (i) comments and questions from Limited Partners with respect to a liquidation of their Units, (ii) the lack of a public market for the Units, and (iii) the original objective of the Partnership respecting the holding period for its Local Limited Partnerships, the MGP understood that Termination of the Partnership was desired by the Limited Partners and proposed the Liquidation Plan pursuant to the 2012 Solicitation. The Liquidation Plan was approved by the Limited Partners. Since then, the MGP has sought to sell the interest of the Partnership in each Local Limited Partnership, or the apartment complex of each Local Limited Partnership. The Partnership now holds an interest in only two Local Limited Partnerships. The primary purpose of the Proposal is to dispose of one of those two assets as the first step of two steps toward Termination of the Partnership. Intended consequences of the Proposal are the pursuit of the Limited Partners’ interests described below under “Reasons.” Potential consequences include the betterment of the business of the Filing Persons, if any such affiliates purchase, pursue management of, sale of, and/or a rehabilitation and resyndication of the Property.

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Alternatives

Twenty of the 22 Local Limited Partnerships invested in by the Partnership have been sold. Each sale was either a sale of the Partnership’s interest in the Local Limited Partnership, or a sale by the Local Limited Partnership of its apartment complex. One or the other of these alternatives is the only practical means available to the Partnership to dispose of its remaining investment and liquidate. Of the sales that have occurred, no apartment complex was sold prior to the end of its 10-year credit period; one was sold in 2006, one was sold in 2008, and one was sold in 2011, each after the end of its 10-year credit period but prior to the end of its 15-year compliance period. All other sales occurred after the end of the applicable 15-year compliance period. See “SPECIAL FACTORS” below for information regarding all the sales.

WNC and its affiliates have been seeking buyers on behalf of the Partnership for its assets and on behalf of certain other investment funds syndicated by WNC or its affiliates for their respective assets. The pool of potential buyers of existing low income housing properties is very limited. Low income housing properties are subject to extended low income housing commitments, which are recorded against title, and are enforceable by the state and by the tenants. Often, low income housing is financed with a combination of “hard” (amortized) debt and “soft” (payable only from cash flow) debt. The latter will typically entail an additional regulatory agreement with the lender or the state addressing operating requirements and restrictions for the property. The lender under either type of loan may require the owner to maintain an operating reserve and a replacement reserve. In the case of Klimpel Manor, the Extended Low Income Housing Commitment is between Klimpel Manor and TCAC, and the compliance period thereunder is a term of 55 years, which expires on December 31, 2049. Under the Extended Low Income Housing Commitment and current TCAC procedures, the transfer of the Property is subject to the approval of TCAC. These circumstances limit the pool of potential buyers. The debt secured by the Property is hard debt, and is being amortized by the monthly payments made by Klimpel Manor. According to a copy of the agreement forwarded to the MGP by KMA GP, the lender has required Klimpel Manor to maintain a replacement reserve equal to 25% of the annual income from the Property. The replacement reserve can only be used for repairs and replacements, and not rehabilitation. The replacement reserve would stay with the Property on any transfer thereof.

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In seeking to provide the Partnership with an exit strategy from its investment in Klimpel Manor, WNC determined that the pool of potential buyers would consist of buyers seeking to hold the Property or the Klimpel Manor LP Interest for any tax losses it might generate or buyers with the ability to rehabilitate the Property so as to generate a new 10-year allocation of tax credits. This rehabilitation would require financing from various sources, including equity from the sale of new tax credits allocated to the Property as a consequence of the rehabilitation. However, any such rehabilitation must be performed in accordance with the requirements of the Internal Revenue Code, and the requirements of the Fullerton local housing agency and TCAC. Prior to commencing any such rehabilitation, the developer would have to either (i) apply to TCAC for a reservation of tax credits under Internal Revenue Code Section 42; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Either alternative requires the developer, among many other things, to establish that sufficient financing is available to acquire the real property, rehabilitate the apartment complex, and cover operating deficits. Accordingly, WNC determined that any buyer would need to possess certain characteristics to establish an ability to complete the rehabilitation, including, among others: (i) a familiarity with Fullerton, a city in Orange County, California; (ii) a good working relationship with the City of Fullerton and its housing agency; (iii) a good working relationship with TCAC; (iv) a good working relationship with the existing lender; (v) a good working relationship with the lenders willing to provide construction and permanent financing for low income housing; (vi) a good working relationship with a non-profit agency the mission of which is to assist in the development and operation of low income housing; involvement of a non-profit agency provides real estate tax abatements which are often critical to the operational success of a low-income housing property; (vii) a good working relationship with contractors and other trade persons in the Fullerton area; and (viii) an established ability to syndicate the resulting tax credits, which requires a syndicator with an investment track record and relationships with investors in low income housing tax credit investment funds. The Partnership does not have the ability to engage in this rehabilitation itself, because it has been structured to hold its investments for a single cycle of acquisition, generation of credits and disposition. The Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnership to generate any additional economic benefit from future tax credits.

With regard to Klimpel Manor, in March 2011 the MGP inquired of KMA GP if it was interested in purchasing the Klimpel Manor LP Interest from the Partnership. KMA GP indicated that it was not. A further inquiry in June 2011 was also declined. In August 2011, the MGP forwarded an appraisal of the Property to KMA GP, an offer of $3,500,000 to purchase the Property, and a calculation of how net proceeds would be allocated between KMA GP and the Partnership. KMA GP indicated that it might consider purchasing the Klimpel Manor LP Interest. It did not do so, and it did not accept the offer to buy the Property.

In April 2012, the MGP received an offer from a third party to purchase the Property for $3,200,000. The MPG forwarded this offer to KMA GP. The MGP contacted KMA GP again in May regarding this third party offer. To the MGP’s knowledge, KMA GP did nothing in furtherance thereof.

Throughout the foregoing discussions, KMA GP generally took the position that it did not want to sell the Property or to purchase the Klimpel Manor LP Interest, but instead it wanted to wait “a few more years” so that KMA GP could potentially realize more proceeds upon a sale of the Property. Under the limited partnership agreement of Klimpel Manor, proceeds from the sale of the Property, after payment of Klimpel Manor obligations, are to be paid to the Partnership until it has received a return of its capital contribution to Klimpel Manor ($1,774,080), then to the KMA GP until it has received a return of its capital contribution ($73,920), and the balance is to paid 50% to the Partnership and 50% to KMA GP. The MGP made it clear that the Partnership was not interested in waiting a few more years for a potential increase in the value of the Property which might never materialize, and that the MGP was of the view that KMA GP was engaging in self-dealing and not in the best interest of Klimpel Manor or the Partnership.

In March 2011, the Partnership obtained an appraisal of the Property, and in September 2012, it obtained an update of that appraisal. The appraised value of the Apartment Complex in the update was $2,575,000. Due to the date of the appraisal and its update, the Filing Persons are not relying thereon in connection with the Proposal. (For a discussion of the January 2014 appraisal relied on by the Filing Persons, see “Appraisals and Reports” below.)

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During October 2012, Community Preservation Partners, LLC, an affiliate of the MGP, offered to purchase the Property for a price of $4,500,000. KMA GP rejected that offer. It is the MGP’s understanding that KMA GP refused to cooperate with the potential purchaser in pursuing financial assistance from the City of Fullerton because KMA GP had another project it was working on and did not want competition from Klimpel Manor with this other project. Based on its review of the financial statements of Klimpel Manor at the time of that offer, the MGP believes that the KMA GP’s share of the net proceeds would have been more than $425,000, which substantially exceeds the KMA GP’s capital contribution to Klimpel Manor.

During December 2012, the Partnership sent a letter to KMA GP including an offer by the Partnership or its designee to purchase the Klimpel Manor GP Interest for $400,000. No response to this communication was ever received.

The offerors offered more than the September 2012 appraised value to purchase the Property, and more to purchase the Klimpel Manor GP Interest than KMA GP would have received from a sale of the Property at the September 2012 appraised value, as discussed above, in the hope that a termination of the Partnership’s interest in Klimpel Manor could be accomplished without litigation and its concomitant costs and expenses.

In February 2013, the Partnership sent a letter to KMA GP providing notice that the Partnership elected to dissolve Klimpel Manor pursuant to Section 15.1 of the Klimpel Manor limited partnership agreement. The letter stated that, pursuant to the notice of dissolution, the KMA GP should commence the process of selling the Property. No response to this communication was ever received.

In April 2013, counsel for the Partnership sent a letter to KMA GP stating that KMA GP had failed to respond to the Partnership’s February 2013 letter, and that the Partnership had not received any communication from KMA GP regarding the status of the Partnership’s election to dissolve Klimpel Manor. Counsel’s letter offered KMA GP the following options: (i) KMA GP could be substituted out as general partner of Klimpel Manor; (ii) KMA GP could buy the Klimpel Manor LP Interest; or (iii) KMA GP could comply with prior demands and execute a broker agreement regarding the sale of the Property. The letter stated that if KMA GP partner failed to agree to any of these, the Partnership would file a lawsuit for appointment of a receiver. KMA GP did not respond to this letter, and the Partnership commenced litigation.

On June 4, 2013, the Partnership filed a complaint against KMA GP, Klimpel Manor and Douglas B. Chaffee. The complaint includes the following as causes of action: dissolution and winding up of the Partnership; appointment of receiver; accounting; and declaratory relief.

On June 4, 2013, the defendants filed an answer to complaint, and a cross-complaint against the Partnership and other cross-defendants. The cross-complaint includes the following causes of action: (i) breach of the covenant of good faith and fair dealing; (ii) rescission of the Klimpel Manor limited partnership agreement; (iii) interference with contract; (iv) declaratory relief; and (v) breach of contract.

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Reasons

Before recommending the Proposal, the Filing Persons considered the benefits and risks. The Filing Persons recommend the Proposal for the following reasons:

●	The Limited Partners approved the Liquidation Plan, and the sale of the Klimpel Manor LP Interest or the Property is consistent therewith.

●	A sale of the Klimpel Manor LP Interest or the Property would allow Limited Partners who are individuals to use their unused passive losses to offset the gain from the sale. A Limited Partner who has no unused passive losses would have taxable gain and no cash distribution unless Termination of the Partnership occurs in 2014. Limited Partners who are limited to using passive losses only on Termination of the Partnership due to their method of accounting for their investment in the Partnership would also have gain exceeding cash, unless the Termination of the Partnership occurs in 2014. The MGP is endeavoring to sell the Partnership’s interest in Pioneer and to cause the Termination of the Partnership to occur in 2014.

●	The Termination of the Partnership will eliminate the need for Limited Partners to include on their individual tax returns Schedule K-1 activity with respect to the Partnership. Many Limited Partners find the Schedule K-1 required from their investment in the Partnership complicated to report on their own tax returns. That may require individuals to incur tax return preparation costs they would not otherwise have to incur.

●	The Property no longer produces tax credits, which was a principal benefit of investing in the Property.

●	It is now possible to sell the Property or the Klimpel Manor LP Interest without a recapture of prior tax credits.

●	The Klimpel Manor Interest would be sold for an amount derived from the appraised value, or the Property would be sold for an amount equal to the appraised value.

●	The Partnership has insufficient cash to pay its obligations, and is dependent on the willingness of WNC to continue funding the payment of expenses.

●	The mortgage loan owed by Klimpel Manor can only be prepaid on payment of a premium.

●	The Partnership was intended only to hold its investments for a single cycle of acquisition, generation of credits and disposition, and the Partnership LPA does not permit the Partnership to raise additional equity capital or to make new capital investments. Accordingly, the Partnership cannot make capital improvements or otherwise invest to continue its ownership of the Local Limited Partnership to generate any additional economic benefit from future tax credits.

●	The Property is more than 15 years old. Maintenance and administrative expenses associated with an aging apartment community may increase.

The Filing Persons have decided to recommend the Proposal on the proposed terms. The Partnership’s objective was to derive low income housing tax credits from its investment in the Klimpel Manor LP Interest, and no further credits can be earned without the infusion of substantial capital for rehabilitation of the Property in accordance with the requirements of the federal low income housing tax credit program. The Partnership does not have the necessary capital. The income tax liability from a sale of the Klimpel Manor LP Interest should be offset for an individual Limited Partner to the extent that the Limited Partner has unused passive losses attributable to the Klimpel Manor LP Interest or other sources, and utilizes an accounting method that permits the Limited Partner to use losses on the sale of an asset, rather than only on Termination of the Partnership.

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In recommending approval of the Proposal, the Filing Persons believe it is important to note that the Property’s only realistic use is as low income housing, based primarily on its location, its original design as low income housing with very basic amenities, and the restrictions of the Extended Low Income Housing Commitment. The Extended Low Income Housing Commitment effectively requires that the Property be operated as low-income housing for a period of approximately 31 more years.

The Filing Persons have structured the proposed purchase as described herein given a possible intended use of the Property by the GP Interest Purchaser and the LP Purchaser, and, perhaps, other affiliates of the MGP. If affiliates of the MGP acquire the Property or the Klimpel Manor LP Interest, they might engage another affiliate, Community Preservation Partners, LLC, to act as a developer (the “Developer”). The GP Interest Purchaser and the Developer might investigate and research the financial feasibility of rehabilitating the Property in compliance with the requirements of Section 42 of the Internal Revenue Code. Section 42 is intricate and complex. Although contingent on the results of the lawsuit, if the Proposal is approved the Filing Persons anticipate that the LP Purchaser would purchase the Klimpel Manor LP Interest from the Partnership as part of a settlement of the lawsuit against KMA GP, and in connection with a removal of or the withdrawal by KMA GP, negotiate a sale of the Property to a purchaser with the characteristics described above so as to provide for a rehabilitation of the Property, which could include the Property Purchaser. The preservation committee of WNC has not yet approved preliminary commencement of the investigation and research, to include the gathering of data and development of financial models. Accordingly, no third parties have been engaged as yet by the GP Interest Purchaser, and no scope of work has been developed. Therefore, there is no assurance that a rehabilitation could be completed. If not financially feasible, the MGP would seek to sell the Klimpel Manor LP Interest to a buyer interested in holding the Klimpel Manor Interest for any tax losses its operation might generate.

A typical rehabilitation of a low-income housing development will occur through a number of steps, starting with the formation of a new limited partner or limited liability company. The new entity will purchase a property that has completed its 10-year credit period and, generally, its 15-year compliance period. In order to be able to claim tax credits, the purchaser must expend at least $6,000 per residential unit in rehabilitation expenses. The purchaser must also either (i) apply to the tax credit allocation agency of the state in which the property is located for a reservation of tax credits; or (ii) apply for state private activity bonds subject to the requirements and volume cap of Internal Revenue Code Section 146 and state law. Whether the GP Interest Purchaser, the LP Purchaser and the Developer would pursue either alternative is yet to be determined, but if they do pursue rehabilitation under Code Section 42, the MGP believes it more likely that they would pursue the second alternative. If issuance of the bonds is approved by the California State agency, the award of tax credits occurs automatically. In order to actually claim the tax credits, the property must be rehabilitated in accordance with the requirements of Code Section 42, and the demands of the investing community. The demands of the investing community must be satisfied as the capital provided by the sale of the tax credits constitutes a principal additional source of permanent funding for the costs of rehabilitation.

The Partnership cannot undertake the rehabilitation of the Property. The Partnership is a finite life entity. In connection with the public offering of Units, the Partnership’s prospectus stated as follows: “The General Partner will try to liquidate each Series’ investments after the fifteenth year of its term, but when the liquidation will take place and for how much is impossible to predict.” The Partnership was formed to provide low income housing tax credits over the first 11 years of its term. The Partnership LPA required the Partnership to invest its capital available for investment within the later of (i) 24 months after the offering commencement date, or (ii) 12 months after termination of the offering. The Partnership was intended to acquire interests in entities owning low income housing properties, hold them for the production of low income housing tax credits, and then sell all assets and liquidate when the credits were realized and substantially all compliance periods assuring avoidance of credit recapture were completed. The Partnership was not formed to raise capital after the fifteenth year for the purpose of rehabilitating properties, or any other purpose.

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Effects

The economic effects of the sale are discussed below under “ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS.” In addition, as discussed elsewhere herein, if the sale were consummated, following the subsequent sale of the Pioneer asset, the Partnership would be dissolved, its affairs wound up, and its Certificate of Limited Partnership cancelled.

As described elsewhere herein, the MGP is a California limited partnership having WNC as its general partner. Neither WNC Investment Partners, LLC nor WNC Development Partners, LLC has any interest in the MGP. If the LP Interest Purchaser were to purchase the Klimpel Manor LP Interest, the interest of the LP Interest Purchaser in Klimpel Manor would increase from zero to that currently held by the Partnership, which is a 96% interest in income and loss from operations. In 2012 and 2011, this was an allocation of $(20,791) and $(25,594). The interest of the LP Interest Purchaser in the net book value of Klimpel Manor carried on the books of the LP Interest Purchaser would increase from zero to the purchase price paid by the LP Interest Purchaser. Wilfred Cooper, Jr. is the manager of each of WNC Investment Partners, LLC and WNC Development Partners, LLC and owns, respectively, a 60% and a 51% interest therein.

Appraisals and Reports

The Partnership obtained an appraisal of the Property from Gill Group. Gill Group was selected by the Partnership based on the MGP’s belief as to the expertise of Gill Group in appraising low-income housing properties in the State of California. The MGP’s belief is based on past experience with Gill Group, which has rendered appraisals of other properties invested in by the Partnership and other investment funds syndicated by the MGP, on its knowledge of the low-income housing industry, and on recommendations from others in the low-income housing industry. Samuel L. Gill, the principal of Gill Group, has been completing appraisals, market studies and Phase I Environmental Assessments for more than 30 years. According to the appraisals, he has extensive multifamily experience specializing in work for the Department of Housing and Urban Development as well as lenders and developers in the Low-Income Housing Tax Credit program. His accreditations include (i) Housing Credit Certified Professional and (ii) National Council of Affordable Housing Market Analysts - Member in Good Standing. Gill Group was instructed to appraise the Property as is, subject to any existing restrictions. No limitations were imposed by the Partnership on the appraiser’s investigation. Gill Group delivered a written report, dated January 20, 2014, which stated the value of the Property (as set forth below) as of January 16, 2014.

Other than with respect to the rendering of the other appraisal reports referred to above, during the past two years there has been no material relationship between Gill Group and the Partnership or its affiliates, including the other Filing Persons. Gill Group received a total of approximately $32,000 from the Partnership in connection with the rendering of appraisal reports for the Partnership during the period from January 1, 2012 to December 31, 2013. During that two-year period, Gill Group has received a total of approximately $331,000 from the MGP and its affiliates in connection with the rendering of all appraisal reports.

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The following is excerpted from the appraisal report dated January 20, 2014 under the caption “Introduction”:

EXTENT OF THE INVESTIGATION (SCOPE)

As part of this appraisal, the appraiser made a number of independent investigations and analyses. The investigations undertaken and the major data sources used are as follows: City of Fullerton; the Orange County Recorder; the Orange County Assessor; United States Bureau of Labor Statistics; United States Census Bureau; Nielsen Claritas, Ribbon Demographics and ESRI Business Information Solutions.

AREA AND NEIGHBORHOOD ANALYSES

Primary data was gathered pertaining to the subject neighborhood and the area during the period of January 13, 2014 to January 17, 2014. This information was analyzed and summarized in this report. Area data was obtained from the City of Fullerton; the Orange County Recorder; the Orange County Assessor; United States Bureau of Labor Statistics; United States Census Bureau; Nielsen Claritas; Ribbon Demographics; and ESRI Business Information Solutions. The neighborhood analysis was based on the observations made by the appraiser as well as the sales in the neighborhood.

SITE DESCRIPTION AND ANALYSIS

A physical inspection of the site was made on January 16, 2014, by Win Dolan, Appraiser Trainee. The appraiser trainee inspected the interior and exterior of the property. Samuel L. Gill, State Certified General Real Estate Appraiser, also viewed the exterior of the property. The inspector walked the site, physically inspected the exterior and all common areas and inspected at least one unit of each varying type. More than one of each unit type may have been inspected based on the condition, number of vacancies at the time of inspection or other mitigating factors. While inspecting the interior of each unit type, the inspector physically measured and calculated the size of differing units and considered the sizes provided by the property contact, if applicable. Based on measurements taken, the inspector determined the sizes provided by the contact were accurate. Therefore, the reported unit sizes were used in this report. The site and the street scenes were photographed and are included in this report.

IMPROVEMENT AND DESCRIPTION ANALYSES

Detailed descriptions of the site are included in this report. Interior and exterior photographs of the buildings at the subject are included in this report. Exterior photos of the rent comparables are also included in this report.

STATEMENT OF COMPETENCY

We have the knowledge and experience to complete the assignment competently based upon having completed appraisals of properties of a similar type throughout the United States for the past several years.

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MARKET DATA

Market data on land sales were obtained from the subject neighborhood in Fullerton and the surrounding area. Market data on improved sales and leased properties were obtained from Fullerton and the surrounding area. The improved sales were obtained from parties involved with the sales. Summaries of the sales and leases are included in this report.

Attention of the reader is also directed to the assumptions and limiting conditions contained within the report.

REASONABLE EXPOSURE TIME

In the definition of market value, one of the conditions of a “market value sale” is as follows: a reasonable time is allowed for exposure in the open market. Marketing time has a definite influence on the potential selling price of a property. To obtain a maximum selling price, a property must be exposed to a given market for a time long enough to enable most market participants to gain full knowledge of the sale and the attributes of the property.

To produce a reliable estimate of the expected normal marketing period for the subject property, the following factors were considered and findings analyzed:

1.	Historical evidence.

2.	Supply and demand relationships including vacancy and occupancy rates.

3.	Revenue and expense changes.

4.	Future market conditions.

HISTORICAL EVIDENCE

Generally, the sales in the Sales Comparison Approach were on the market for one to two years. Since current supply and demand relationships are similar to historical relationships, there is justification for some reliance on historical evidence.

SUPPLY AND DEMAND RELATIONSHIPS

A survey of apartment complexes in Fullerton, California, and the surrounding area indicate that they are not owner-occupied. The Income Approach discusses similar apartment complexes in Fullerton, Orange County, California, which were leased.

REVENUE AND EXPENSE CHANGES AND FUTURE MARKET CONDITIONS

A survey completed by PwC Real Estate Investor Survey indicated that the change rate of apartment complexes ranges from -2.00 to 8.00 percent, with an average of 2.52 percent for the Fourth Quarter of 2013. During the same period a year ago, the market rent change rate ranged from -2.00 to 6.00 percent, with an average of 2.57 percent.

The changes in expenses range from 1.00 to 3.50 percent, with an average of 2.70 percent (Fourth Quarter of 2013). The survey for a year ago indicated a range of expenses from 1.00 to 3.50 percent, with an average of 2.71 percent.”

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The following is excerpted from the appraisal report dated January 20, 2014 under the caption “Appraisal Procedures”:

In order to develop a reasonable opinion of the value of the subject property, the following appraisal techniques have been used:

The Cost Approach

The Cost Approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property.

The Income Approach

The Income Approach is based on an estimate of the subject property’s possible net income. The net income is capitalized to arrive at an indication of value from the standpoint of an investment. This method measures the present worth and anticipated future benefits (net income) derived from the property.

The Sales Comparison Approach

The Sales Comparison Approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market. According to Uniform Standards of Professional Appraisal Practice Standard 2, the Sales Comparison Approach is not necessary to produce a credible appraisal. It is not necessary as the property is being valued subject to its restricted rents. Therefore, the sales comparison approach has not been developed. The subject is a Section 8 property. There are very few similar operating properties in the market area and none that could be confirmed as having sold within the past five years. Research for sales comparables similar to the subject was conducted with local realtors, MLS and www.loopnet.com and none could be confirmed. Each appraisal must produce a fair market value supported by the reconciliation of the cost, income and direct sales comparison approaches. The sales comparison approach was deemed not reliable for analyzing the subject property’s investment value and was not developed. The absence of the sales comparison approach does not detract from the reconciled value as the reconciled value is based on the income generated by the property.

In preparing this appraisal, the appraiser inspected the subject property and analyzed historic operating data for the subject. A Cost Approach was used to determine the effective age and economic life of the proposed development. Furthermore, I gathered information on competitive properties in the region for comparable improved rentals and operating expenses. Lastly, comparable sales were gathered primarily for their use as overall rate indicators. This information was applied in the Income Capitalization Approach. The application of each measure of value is discussed further in appropriate sections of this report.

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The following is excerpted from the appraisal report dated January 20, 2014 under the caption “Valuation Section”:

COST APPROACH

The Cost Approach is a method in which the value of a property is derived by estimating the replacement cost of the improvements, deducting the estimated depreciation, and adding the market value of the land.

The first Step in the Cost Approach is to estimate the value of the subject site.

SITE VALUE

The comparison method is the most common way of developing a market value estimate for land. In the comparison method, sales of vacant land comparable to the subject property are gathered and analyzed. Ideally, such vacant sales are close in time and proximity to the subject property.

The sales prices are adjusted for time, location, physical characteristics, and other relevant variations. The adjusted prices are reduced to some common unit of comparison and conclude a unit value applicable to the subject property. This unit value, when applied to the appropriate unit measure, results in an estimate of market value for land.

An investigation revealed several sales of similar sites in the subject’s neighborhood. The comparables found are summarized on the following pages.

IMPROVEMENT VALUATION

The next step in the Cost Approach is to estimate the replacement cost new of the improvements.

Replacement cost new (RCN) is defined as follows:

The estimated cost to construct, at current prices as of the effective date of the appraisal, a building with utility equivalent to the building being appraised, using modern materials and current standards, design and layout.

A description of the improvements was presented in the Improvement Data section. The costs estimated were made based on the developer’s plans. Cost estimates were made based on the replacement cost new of the improvements using the Marshall Valuation Service Cost Manual. Soft costs are included in the base cost determined by the Marshall Valuation Service Cost Manual.

Depreciation Analysis

Depreciation may be defined as any loss of value from any cause. There are three general areas of depreciation: physical deterioration, functional obsolescence and external obsolescence. Depreciation may be curable or incurable, the test being that money spent to cure the depreciation be gained in value. If the depreciation costs more to fix than will be gained in value, then the depreciation is considered incurable.

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Physical Deterioration

This results from deterioration from aging and use. This type of depreciation may be curable or incurable.

External Obsolescence

This is due to circumstances outside the property itself, such as industry, demographic and economic conditions or an undesirable proximate use. This type of depreciation is rarely curable. The subject does seem to suffer from external obsolescence. The table on the following page shows the external obsolescence for the subject property, and the table on page 71 illustrates the subject’s restricted value based on the Cost Approach.

INCOME APPROACH

The Income Approach is a procedure in which the value of a property is estimated by means of capitalization of a net income stream, either imputed or actual. The steps in the procedure are as follows:

1.	Analyze the income the property is capable of generating.

2.	Estimate the rental loss from vacancy and uncollected rents.

3.	Estimate the amount of expense that will be incurred in operating the property.

4.	Subtract 2 and 3 above from 1 to arrive at a net income estimate before capital charges.

5.	Using an appropriate rate, capitalize the net income estimate into an indication of value.

Income Analysis

The first step in forming an opinion of reasonable net income expectancy is the estimation of market rent. Market rent is defined as the rental warranted by a property in the open real estate market based upon current rentals being paid for comparable space.

Since the value being determined is the market value, subject to restricted rents, it was not necessary to determine the market rent for the subject’s units. The value was determined utilizing the subject’s actual restricted rents.

SALES COMPARISON APPROACH

The Sales Comparison Approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market. According to Uniform Standards of Professional Appraisal Practice Standard 2, the Sales Comparison Approach is not necessary to produce a credible appraisal. It is not necessary as the property is being valued subject to its restricted rents. Therefore, the sales comparison approach has not been developed. The subject is a Section 8 property. There are very few similar operating properties in the market area and none that could be confirmed as having sold within the past five years. Research for sales comparables similar to the subject was conducted with local realtors, MLS and www.loopnet.com and none could be confirmed. Each appraisal must produce a fair market value supported by the reconciliation of the cost, income and direct sales comparison approaches. The sales comparison approach was deemed not reliable for analyzing the subject property’s investment value and was not developed. The absence of the sales comparison approach does not detract from the reconciled value as the reconciled value is based on the income generated by the property.

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The following is excerpted from the appraisal report dated January 20, 2014 under the caption “Conclusion of Value”:

The values indicated by the three appraisal approaches utilized are as follows:

Market Value of the Real Estate
Cost Approach	Income Approach	Sales Comparison Approach
$3,030,000	$2,715,000	Not Developed

Reconciliation involves the weighing of the three approaches in relation to their importance or their probable influence on the reactions of typical uses and investors in the market. Consideration is given to the quality and quantity of the data available for examination in each approach, to the inherent advantages and disadvantages of each approach, and to the relevancy of each to the subject property.

The Cost Approach considers the current cost of replacing a property, less depreciation from three sources: physical deterioration, functional obsolescence and external obsolescence. A summation of the market value of the land, assumed vacant and the depreciated replacement cost of the improvements provides an indication of the total value of the property.

The Income Approach is typically used when the real estate is commonly developed, or bought and sold for the anticipated income stream. Income and expense data of similar properties in Fullerton and the surrounding area were used in this analysis. The most weight is accorded to the indication via the Income Comparison Approach in the final value conclusion.

The Sales Comparison Approach produces an estimate of value by comparing the subject property to sales and/or listings of similar properties in the same or competing areas. This technique is used to indicate the value established by informed buyers and sellers in the market. According to Uniform Standards of Professional Appraisal Practice Standard 2, the Sales Comparison Approach is not necessary to produce a credible appraisal. It is not necessary as the property is being valued subject to its restricted rents. Therefore, the sales comparison approach has not been developed. The subject is a Section 8 property. There are very few similar operating properties in the market area and none that could be confirmed as having sold within the past five years. Research for sales comparables similar to the subject was conducted with local realtors, MLS and www.loopnet.com and none could be confirmed. Each appraisal must produce a fair market value supported by the reconciliation of the cost, income and direct sales comparison approaches. The sales comparison approach was deemed not reliable for analyzing the subject property’s investment value and was not developed. The absence of the sales comparison approach does not detract from the reconciled value as the reconciled value is based on the income generated by the property.

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After reviewing the approaches, the values indicated by the three approaches range from $2,715,000 to $3,030,000. The indicated value of the subject would best be represented by a value within this range. The data utilized and the value indicated by the three approaches is considered appropriate in estimating the value of the subject property. Weight is given to the Income Comparison Approaches and this value is considered to provide the best indication of value for the subject.

Based on the data, analyses and conclusions presented in the attached report, it is my opinion the market value of the subject property, as of January 16, 2014, is as noted below.

TWO MILLION SEVEN HUNDRED FIFTEEN THOUSAND DOLLARS

$2,715,000

The Filing Persons asked Gill Group to explain the selection of the Income Approach. Gill Group stated that this approach is considered to provide the best indication of value for the subject, and is used almost universally for low income housing properties. According to the appraiser, the U.S.D.A. - Rural Development handbook states that the Income Approach should be the one given the most weight. U.S.D.A. - Rural Development provides federal loans and other subsidies to low income properties. Gill Group is of the view that for any kind of affordable multifamily or other complicated property type, it is very important to understand how the property operates and how its operation compares to other similar properties in and around the market. The information on historic income, expenses, etc., is readily available, and gives a good starting point for understanding the basis of value. In the view of the appraiser, the Income Approach is the best because there are several layers of information available whereas the Sales Comparison and Cost Approaches may have little or none.

The Gill Group appraisal will be made available for inspection and copying at the principal executive offices of the Partnership during its regular business hours by any Limited Partner or representative of a Limited Partner who has been so designated in writing. Copies will be transmitted by the Partnership to any Limited Partner or representative of a Limited Partner who has been so designated in writing upon written request and at the expense of the requesting Limited Partner.

Fairness

The Filing Persons have consented to the Proposal, subject to the considerations discussed below under “Contingencies.” In doing so, the Filing Persons were faced with conflicts of interest. The LP Purchaser would be purchasing the Klimpel Manor LP Interest or the Property with the anticipation of making a profit therefrom.

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The Filing Persons believe that the Limited Partners are interested in a means of liquidating their investment in the Partnership, as evidenced by the Limited Partners’ approval of the Liquidation Plan. However, the Proposal has not been initiated by the Limited Partners. The steps that have been and are being taken to provide the Limited Partners with procedural safeguards are: (i) the submission of the Proposal to the Limited Partners (all of whom are unaffiliated with the Filing Persons) for their approval; (ii) the approval of the Liquidation Plan and of the Proposal by the disposition committee of WNC; and (iii) the commissioning of an independent appraisal of the Property. The factors are listed in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is procedurally fair, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the Filing Persons were not able to weigh the relative importance of each factor precisely. The Filing Persons believe that the steps taken and to be taken constitute sufficient procedural safeguards for the Limited Partners’ interests and that the proposed transaction is procedurally fair. WNC is a privately owned entity and it does not have independent members on its board of directors or committees thereof. See “MANAGEMENT” below. Although there are no such independent members, the disposition committee has established processes and procedures that must be pursued. Because the receipt of an appraisal is only one component of the processes and procedures, the Filing Persons have ordered committee action before the appraisal, although, as indicated above, this process is an approximation of the weight given to each factor and the Filing Persons were not able to weigh the relative importance of each factor precisely. Generally, the disposition team reviews properties of all investment funds annually, and the investment funds themselves, to determine which properties are appropriate for disposition and which funds are appropriate for liquidation, based on the stage of each property vis-à-vis its 10-year credit period and 15-year compliance period. Once properties and funds are prioritized purchasers are solicited and solicited and unsolicited bids are reviewed. An appraisal or opinion of value is requisitioned, and the value is run through the provisions of the limited partnership agreement or operating agreement of the entity owning the property to determine what, if any payments and distributions would be made to the WNC investment fund. Each such agreement includes detailed provisions identifying the manner in which sale proceeds are used by the property-owning entity to pay its debts and obligations, and to the extent there are funds thereafter remaining, make distributions to its partners or members. In turn, the aggregate amount that would be paid to the WNC investment fund, either as distributions or repayment of advances previously made by the WNC investment fund to the property-owning entity, is run through the provisions of the WNC fund’s limited partnership agreement. This determines what, if any obligations would be repaid to WNC and its affiliates, and what, if any distributions would be made to the Limited Partners. Accordingly, with regard to Klimpel Manor, the disposition team requested an appraisal to determine the price at which the Property would have to be sold to generate any cash for distributions to the Limited Partners. The disposition team then made a recommendation for the consideration of the disposition committee. The Filing Persons are of the opinion that this process is as fair as it would have been had there been independent members on the deposition committee.

Approval of the Proposal is not specifically structured so as to require approval of a majority of unaffiliated Limited Partners. However, as a practical matter, such approval will be required inasmuch as none of the Limited Partners are affiliated with the Filing Persons. No unaffiliated representative has been engaged to act on behalf of unaffiliated Limited Partners in negotiating the terms of the Proposal and/or in preparing a report concerning the fairness of the transaction.

Further, the Filing Persons believe that the proposed transaction represented by the Proposal is substantively fair to the Limited Partners. The Filing Persons have considered a number of material factors in connection with developing such beliefs. The factors are listed below in descending order of importance, i.e., the first factor listed was given the most weight in the determination that the proposed transaction is substantively fair, although, as a practical matter, this process is an approximation of the weight given to each factor because each factor is relevant and the Filing Persons were not able to weigh the relative importance of each factor precisely:

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(i) current and historical purchase prices for properties located in California developed and operated as low-income housing. Substantially all of such properties (or interests therein) sold in the last two years of which the Filing Persons are aware have been sold for purchase prices based on appraised values, where appraised values exceed aggregate indebtedness. In cases where the appraised values are less than the aggregate indebtedness, the sales prices have been for amounts intended, at best, to cover closing costs;

(ii) the Limited Partners will not recognize forgiveness of debt income;

(iii) the Units are and since issuance have been illiquid and the net book value of the Units currently is, and for many years has been, negative;

(iv) the net book value of the Klimpel Manor LP Interest is zero;

(v) the Klimpel Manor LP Interest is one of the Partnership’s last two remaining non-cash interests. Accordingly, the Filing Persons are of the view that the Partnership has no liquidation value separate and apart from its cash, the Klimpel Manor LP Interest and its interest in Pioneer;

(vi) the Klimpel Manor LP Interest is one of the Partnership’s last two remaining non-cash interests. Accordingly, the Filing Persons are of the view that the Partnership has no going concern value separate and apart from its cash, the Klimpel Manor LP Interest and its interest in Pioneer; and

(vii) the purchase price will be paid entirely in cash.

Against the proposed transaction are the fact of a related-party transaction, the decision not to widely solicit bids from independent third parties for the Property or the Klimpel Manor LP Interest, and the possibility that the continued ownership of the Klimpel Manor LP Interest could be more economically beneficial than a sale at this time. The Filing Persons are of the opinion that this would only be the case if there were to be a substantial increase in the value of the Property, and if the increase were sufficient to offset the operating costs from the date hereof until the date of a sale of the Property, such that the sale of the Property would be at an amount that would result in distributions to the Limited Partners in an amount greater than that anticipated under the Proposal. The decision not to widely solicit bids is based on the view of the Filings Persons that the pool of potential buyers is very limited. This limitation is discussed in greater detail above under “Alternatives.” The Filing Persons are of the opinion that the factors listed above in favor of the transaction outweigh these negative considerations.

Generally, based on time value of money considerations, Limited Partners who have already used passive losses from the Partnership may have a better overall result from the Partnership than Limited Partners who have not used their passive losses. Limited Partners who have used their passive losses would have reduced their tax liability at the time of use, whereas Limited Partners who have not used passive losses would only be reducing their tax liability on sale or Termination of the Partnership. Similarly, Limited Partners purchasing Units from a person other than the Partnership may have less passive losses to use at this time; however, under time value of money considerations they would have already received a benefit from the reduced purchase price of their Units. There is no established secondary market for the Units, and to the best of the Filing Persons knowledge any Units purchased from a person other than the Partnership would have been purchased at a steep discount from the offering price.

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Following is chart showing the sales of Partnership assets to date.

Local Limited Partnership	Date of Sale	Type of Sale	Purchase Price	Net Distribution to the Partnership (1)	Local General Partner	Purchaser
EW, a Wisconsin Limited Partnership	10/31/2006	Asset Sale	(2)	$0	Philip Wallis, James Poehlman, Cynthia Solfest Wallis, and Anita Poehlman (4)	Unknown (3)
Crossings II Limited Dividend Housing Association Limited Partnership	5/15/2008	LP Sale	$1	$1	Raymond T. Cato, Jr.	R.T. Cato, LLC (3)
Comanche Retirement Village, Ltd.	3/31/2009	LP Sale	$10,000	$10,000	W. Joseph Chamy	Michael C. Chamy, Adam S. Chamy& Judy Chamy (3)
Candleridge Apartments of Waukee L.P. II	9/1/2010	LP Sale	$25,000	$25,000	Eric A. Sheldahl	Candleridge Properties, L.L.C. (3)
Chadwick Limited Partnership	6/30/2011	LP Sale	$78,261	$78,261	WWJ, LLC	Greystone TP, LLC &WWJ, LLC (3)
Broken Bow Apartments I Limited Partnership	10/26/2011	Asset Sale	$93,612	$28,507	WNC Nebraska, L.L.C.	Liberty Holdings, LLC (3)
Sidney Apartments I Limited Partnership	10/26/2011	Asset Sale	$277,857	$26,643	WNC Nebraska, L.L.C.	Liberty Holdings, LLC (3)
Mountainview Apartments Limited Partnership	1/1/2012	LP Sale	$22,000	$22,000	HEGM Corporation	Melvin B. Melton, Timothy L. Gunderman, & Gary D. Ellis (3)
Autumn Trace Associates	6/1/2012	LP Sale	$197,764	$197,764	Clifford E. Olsen and Olsen Securities Corporation	First Equities and Securities, L.L.C. (3)
Hickory Lane Associates	6/1/2012	LP Sale	$22,450	$22,450	Clifford E. Olsen and Olsen Securities Corporation	First Equities and Securities, L.L.C. (3)
Honeysuckle Court Associates	6/1/2012	LP Sale	$22,450	$22,450	Clifford E. Olsen and Olsen Securities Corporation	First Equities and Securities, L.L.C. (3)
Walnut Turn Associates, Ltd.	6/1/2012	LP Sale	$22,450	$22,450	Clifford E. Olsen and Olsen Securities Corporation	First Equities and Securities, L.L.C. (3)

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Southcove Associates	6/30/2012	LP Sale	$25,000	$25,000	Phillip R. Hammond Family Limited Partnership	The Hammond Family Revocable Living Trust (3)
Hereford Seniors Community, Ltd.	8/24/2012	LP Sale	$9,375	$9,375	Winston Sullivan	Sullivan Builders, Inc. (3)
Lamesa Seniors Community, Ltd.	8/24/2012	LP Sale	$9,375	$9,375	Winston Sullivan	Sullivan Builders, Inc. (3)
Palestine Seniors Community, Ltd.	8/24/2012	LP Sale	$9,375	$9,375	Winston Sullivan	Sullivan Builders, Inc. (3)
Garland Street Limited Partnership	8/31/2012	LP Sale	$21,953	$21,953	Russell J. Altizer & Marjorie L. Beggs	Lemon Creek Residential, LP (3)
Pecan Grove Limited Partnership	8/31/2012	LP Sale	$21,953	$21,953	Russell J. Altizer & Marjorie L. Beggs	Lemon Creek Residential, LP (3)
Laredo Heights Apartments, Ltd.	11/27/2012	Asset Sale	$1,031,660	$111,734	Donald W. Sowell	PK Northwood Apartments LP (3)
Apartment Housing of East Brewton, Ltd.	3/31/2013	LP Sale	$5,000	$5,000	Thomas H. Cooksey and Apartment Developers, Inc.	PP & M, LLC (3)

(1)	The sale of an apartment complex was made by the Local Limited Partnership and the proceeds therefrom were first used to pay debts and obligations of the Local Limited Partnership, including mortgages. The balance was then distributed to the Partnership, as the limited partner of the Local Limited Partnership, and the local general partner in accordance with the terms of the local limited partnership agreement. “Net Distribution to the Partnership” does not include a repayment of advances or distributions from reserves.
(2)	Sold for the amount of outstanding mortgage indebtedness.
(3)	None of these entities are affiliates of the MGP.
(4)	This Local Limited Partnership suffered economic difficulties and the Local General Partners withdrew in 2005 and Shelter Resource Corporation (“SRC”) was admitted as substitute Local General Partner. SRC is an affiliate of the MGP.

ANTICIPATED DISTRIBUTIONS AND ALLOCATIONS

The first schedule comprising Annex A hereto is a tabular presentation of the anticipated results of the proposed sale of the Property at the January 2014 Appraised Value of $2,715,000, and the distribution of cash and allocation of gain to the various involved parties. The schedule sets forth a calculation of the anticipated net sales price, including estimated closing costs, and distributions to the Partnership and KMA GP. The second schedule comprising Annex A hereto is a tabular presentation of the anticipated results of the proposed sale of the Klimpel Manor LP Interest at the January 2014 Net Value of $564,000, and the distribution of cash and allocation of gain to the MGP and its affiliates and the Limited Partners.

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In reviewing Annex A, Limited Partners should bear in mind that the Partnership’s investment in Klimpel Manor is through a two-tier structure. The schedules illustrate how anticipated net proceeds of the proposed sale would be allocated between the Partnership and the KMA GP (who is not affiliated with the MGP) at the Klimpel Manor level. At the Partnership level, the Partnership LPA provides that sale proceeds to the Partnership be used in the following order: to pay Partnership expenses (if any) in connection with the sale; to pay the debts and obligations of the Partnership; and to fund reserves. Any amount remaining after such uses would be distributed to the Limited Partners in an amount equal to their previously unreturned capital contributions, plus a specified return thereon, and the balance 90% to the Limited Partners and 10% to the MGP. The Partnership has liabilities on its books due to the MGP and its affiliates (consisting of accrued annual Partnership management fees and advances for Partnership expenses) in the aggregate of approximately $325,000 (including amounts previously written off) as of December 31, 2013, and Partnership reserves of approximately $41,000 as of that date. The Partnership LPA states that the General Partner is entitled to an annual Asset Management Fee in connection with the administration of the affairs of the Partnership. Any unpaid Asset Management Fee accrues and is paid in subsequent years. Since commencement of the Partnership in 1993, the MGP has not been paid its full annual Asset Management Fee for the work it has done for the Partnership. The net proceeds to the Partnership anticipated under the Proposal are adequate to pay the accrued liabilities due to the MGP. The MGP intends to use the remainder after such payments to augment the Partnership’s reserve. The augmented reserve would be used, as determined in the MGP’s discretion but in accordance with the Partnership LPA, to pay future Partnership costs and expenses, including future Asset Management Fees. Any amount held in the reserve following Termination of the Partnership would be distributed to the Limited Partners.

The MGP estimates that the gain allocated to the Limited Partners (i) on a sale of the Klimpel Manor LP Interest under the Proposal would be in the net amount of approximately $19 per Unit, all of which would constitute Section 1250 gain from the sale, and (ii) on a sale of the Property under the Proposal would be in the net amount of approximately $24 per Unit, all of which constitute ordinary income. Under current law, for 2014 ordinary income (loss) is taxed (deducted) at a maximum rate of 39.6%. Also for 2014, there is an Unearned Income Medicare Contribution Tax of 3.8% that applies to net investment income for taxpayers whose modified adjusted gross income exceeds $200,000 (for single filers) and $250,000 (for married filing jointly). Section 1250 gain is taxed at a maximum rate of 25%, and capital loss is deductible to the extent of capital gain plus $3,000 per year, except that net capital loss may be recharacterized under Section 1231 of the Internal Revenue Code as ordinary loss. California taxes income at a maximum rate ranging from 9.3% to 12.3%, depending on income levels. Different federal and California rates apply for taxpayers which are not natural persons. Assuming that Limited Partners have held their Units since the initial placement of Units by the Partnership, and that the Partnership’s passive activity losses attributable to Klimpel Manor have not been used by the Limited Partners to offset any previous passive activity income/gain (which may not be the case, as Limited Partners may have used certain of their passive losses), the MGP estimates that individual Limited Partners would have previously suspended passive activity losses of approximately $104 per Unit attributable to Klimpel Manor to offset income and gain. Each Limited Partner is urged to consult with the Limited Partner’s tax advisors to determine the amount of suspended passive activity losses that such Limited Partner would free up upon sale of the Klimpel Manor LP Interest or the Property. Losses might be unavailable if, for example, the Limited Partner has previously used the passive losses, the Limited Partner’s method of accounting requires the Limited Partner to wait until Termination of the Partnership to claim the passive losses, or if the Limited Partner acquired the Limited Partner’s Units from a person other than the Partnership. The MGP has not obtained any opinion of tax counsel in this regard. Limited Partners should also consider the impact of state income taxes with their advisors, including the laws of states other than California.

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The foregoing information is presented solely for the purpose of evaluating the Proposal. All amounts are estimates only. All computations are based upon assumptions which may or may not prove to be accurate and should not be relied upon to indicate the actual results which may be attained.

CONTINGENCIES

Contingencies to the consummation of the Proposal include the consent of the Limited Partners and the consent of KMA GP or the court hearing the litigation. The purchase transaction has not been reduced to a writing, and it is possible that the LP Purchaser might not complete the sale for one or more reasons, including declines in the local or broader economies. Whether the Partnership can obtain the consent of KMA GP likely will be determined by the progress of the Partnership’s lawsuit. See “SPECIAL FACTORS - Alternatives.” If the LP Purchaser completes the sale, it will do so from cash on hand.

If the contingencies described above are satisfied, the MGP anticipates that the LP Purchaser would proceed with the sale as discussed herein. The intention of the Filing Persons is to close any purchase transaction during calendar year 2014. Upon the closing, individual Limited Partners would be entitled to use their unused passive losses, subject to the limitations discussed herein. Of course, there can be no absolute guarantee in this regard.

The MGP will consider approval of the Proposal to be effective for a maximum period of two years following the Action Date (as defined under “Voting Rights and Procedures” below).

If the Proposal is not approved, Klimpel Manor would continue to own and operate the Property for the foreseeable future, and the MGP would attempt to locate another buyer for the Klimpel Manor LP Interest or for the Property for any consideration. The MGP would consider such a sale to be made in connection with the Liquidation Plan and would not seek Limited Partner consent thereto under the Partnership LPA.

VOTING RIGHTS AND PROCEDURES

The only outstanding voting security of the Partnership is the Units. The Units are not publicly traded and there is no established trading market for the Units.

All Limited Partners as of ___________, 2014 (the “Record Date”) are entitled to notice of and to vote on the Proposal. As of January 31, 2014, there were _________ Units outstanding and ______ Limited Partners or assignees entitled to vote such Units. The Proposal will require the favorable vote of a majority-in-interest of the Limited Partners.

As of the Record Date, one person was known by the Partnership to be the beneficial owner of 4,000 of the Units (25.66% of the outstanding Units). No other person or group of related persons was known by the Partnership to be the beneficial owner of more than 5% of the Units. Neither the MGP, nor any of its affiliates, own any of the Units. There were no transactions in the Units of which the Partnership is aware during the preceding 60 days.

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No meeting will be held with regard to the Proposal or the solicitation of the Limited Partners. Voting may be accomplished by any one of the following methods (each a “Consent”):

1. Mark, date and sign the enclosed Consent Card and mail it in the enclosed postage paid envelope to:

Issuer Direct Corp

500 Perimeter Drive, Suite D

Morrisville, NC 27560

2. Mark, date, sign and fax the enclosed Consent Card to Publicease at 202-521-3464.

3. Using the Internet, log on to https://www.iproxydirect.com/NF42 and follow the instructions to create an electronic voting instruction form.

4. Call 1-866-752-VOTE (8683).

Only Consents received prior to the close of business on the date (the “Action Date”) which is the earlier of: (1) the date as of which the Partnership receives approval and/or disapproval of the Proposal from a majority-in-interest of the Limited Partners, or (2) __________, 2014 (unless such latter date is extended by the MGP), will be counted. However, Limited Partners are urged to return their Consents at the earliest practicable date.

The Partnership’s name is WNC Housing Tax Credit Fund IV, L.P., Series 2, and the MGP’s name is WNC Tax Credit Partners IV, L.P. The general partner of the MGP is WNC. The offices of the Partnership, the MGP and WNC are located at 17782 Sky Park Circle, Irvine, California 92614, and the telephone number is (714) 662-5565.

If a Limited Partner has delivered a Consent to the Partnership, the Limited Partner may revoke such Consent no later than the close of business on the date immediately preceding the Action Date. As of the Action Date, the Proposal will either be approved or disapproved. The only method for revoking a Consent is by the delivery to the Partnership prior to the Action Date of a written instrument executed by the Limited Partner who executed the Consent stating that the Consent previously executed and delivered is thereby revoked. Other than the substance of the revocation so described, no specific form is required for such revocation. An instrument of revocation will be effective only upon its actual receipt by the Partnership prior to the Action Date at the Partnership’s offices.

Under California law, there are no rights of dissenters or appraisal rights with regard to the Proposal.

This solicitation is being made by the Partnership and the MGP. The cost of this solicitation of Consents is being borne by the Partnership. Such solicitation is being made by mail and, in addition, may be made by officers and other employees of the MGP, by telephone or email. No person is being employed, retained or compensated to make solicitations or recommendations in connection with the transaction.

This Consent Solicitation Statement has been filed with the Securities and Exchange Commission. However, the Proposal has not been approved or disapproved by the SEC nor has the SEC passed upon the fairness or merits of the Proposal nor upon the accuracy or adequacy of the information included herein. Any representation to the contrary is unlawful. This Consent Solicitation Statement and the enclosed form of Action By Written Consent of Limited Partners were first sent to the Limited Partners on or about ________, 2014.

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SUMMARY OF THE PARTNERSHIP LPA

The Partnership LPA is the governing instrument establishing the Partnership’s right under the laws of the State of California to operate as a limited partnership, and contains the rules under which the Partnership is operated. The Partnership LPA is its Agreement of Limited Partnership dated as of May 4, 1993, among the MGP and the Limited Partners. The following is a description of the material provisions of the Partnership LPA.

Management and Control

The MGP is the general partner of the Partnership and has the exclusive management and control of all aspects of the business of the Partnership. The Partnership LPA imposes a variety of restrictions on the MGP’s authority in governing the Partnership’s operations, including limits on transactions between the MGP and its affiliates and the Partnership, limits on Partnership borrowing, and limits on Partnership investments and reinvestments. Additionally, the voting rights granted to the Limited Partners discussed below may restrict the MGP’s authority.

The MGP may not voluntarily withdraw from the Partnership without the approval of Limited Partners holding more than 50% of the total outstanding Units entitled to vote. The MGP may be removed upon a vote of Limited Partners owning more than 50% of the total outstanding Units entitled to vote.

Liability of Limited Partners

A Limited Partner is not permitted to take any part in the management or control of the business of the Partnership and may not be required to contribute additional capital at any time. A Limited Partner is not liable for Partnership obligations in excess of the Limited Partner’s unreturned capital contribution and share of undistributed profits.

Status of Units

Each Unit was issued as fully paid and non-assessable and all Units have equal voting and other rights.

Voting Rights of Limited Partners

In any vote of the Limited Partners, each Limited Partner will be entitled to cast one vote for each Unit which such Limited Partner owns as of the date designated as the record date for such vote. The Limited Partners have the right, by vote of Limited Partners owning more than 50% of the total outstanding Units, to vote upon: (i) amendment of the Partnership LPA, subject to the limitations described in the following paragraph; (ii) dissolution of the Partnership; (iii) removal and replacement of the MGP; or (iv) the sale of all or substantially all of the assets of the Partnership in a single transaction, other than in connection with the liquidation of the Partnership.

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The Limited Partners may not amend the Partnership LPA in any manner that (i) allows the Limited Partners to take any action which would constitute their participation in the control of the Partnership’s business within the meaning of California law; (ii) otherwise causes a loss of the Limited Partners’ limited liability; or (iii) without the Consent of the MGP, alters the rights, power, duties or compensation of the MGP or its interest in Partnership profits, losses, tax credits, or distributions.

Meetings

The MGP may at any time call a meeting of the Limited Partners or a vote of the Limited Partners without a meeting, on matters on which they are entitled to vote, and shall call such meeting or for a vote without a meeting following receipt of a written request therefore of Limited Partners holding 10% or more of the total outstanding Units.

Books of Account and Records; Reports

The MGP is responsible for keeping books of account and records of the Partnership reflecting all of the contributions to the capital of the Partnership and all of the expenses and transactions of the Partnership. The MGP is responsible for preparing and filing quarterly and annual financial statements and reports for the Partnership, and for preparing and filing Partnership information income tax returns.

Under the Partnership LPA, books of account and records include the following: (i) a current list of the full name and last known business or residence address of each Limited Partner set forth in alphabetical order together with the capital contribution and the share in profits and losses of each Limited Partner; (ii) a copy of the Certificate of Limited Partnership and all amendments thereto; (iii) copies of the Partnership’s Federal, state and local income tax information returns and reports, if any, for the six most recent taxable years; (iv) copies of the original of the Partnership LPA and all amendments; (v) financial statements of the Partnership for the six most recent fiscal years; and (vi) the Partnership’s books and records for at least the current and past three fiscal years.

Such records are kept at the principal place of business of the Partnership in the State of California, and each Limited Partner and the Limited Partner’s authorized representatives have, upon reasonable request and during normal business hours, the right to inspect and copy at their expense such records. Upon the request of a Limited Partner, the MGP shall promptly deliver to such Limited Partner at the expense of the Partnership a copy of the information described in (i), (ii), (iii) or (iv) above.

Allocations and Distributions

The Partnership LPA includes terms providing for the allocation of income, losses, tax credits and distributions of the Partnership.

Transferability of Units

The Partnership may charge a reasonable transfer fee for processing requests for transfer of Units. The effectiveness of any proposed transfer of Units or an interest in Units may be denied or deferred by the MGP as necessary, in the opinion of counsel, to avoid the termination of the Partnership within the meaning of Section 708 of the Internal Revenue Code, or classification of the Partnership as a publicly-traded partnership or as an association taxable as a corporation. In addition, no transfers may be made to tax-exempt or foreign entities.

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Term and Dissolution

The Partnership was formed on September 13, 1993 and will continue until the earlier of (i) the liquidation of all of its assets; (ii) an event of withdrawal shall occur as to the MGP; (iii) the Limited Partners vote to dissolve the Partnership by majority vote; or (iv) December 31, 2050.

Indemnification of the MGP

The Partnership LPA provides that neither the MGP nor any affiliate shall have any liability to the Partnership or to any partner for any loss suffered by the Partnership which arises out of any action or inaction of the MGP or affiliate if such person, in good faith, determined that such course of conduct was in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct. The Partnership LPA also provides that the Partnership will indemnify the MGP and its affiliates against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them when acting on behalf of, or performing services for, the Partnership, provided that the same were not the result of negligence or misconduct by such person and such person determined in good faith that its conduct was in the best interest of the Partnership.

Fiduciary Duty

The MGP has fiduciary responsibility for the safekeeping and use of all assets of the Partnership and may not contract away its fiduciary duty.

FINANCIAL INFORMATION

Pursuant to regulatory requirements, this Consent Solicitation Statement must include certain financial and other information, which was also included in the Partnership’s Annual Report on Form 10-K for the fiscal year ended March 31, 2013, and the Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2013. Included in Annex B hereto is the following information as of the respective dates indicated in Annex B: (i) management’s discussion and analysis of financial condition and results of operations; and (ii) financial statements and schedules. Included in Annex C hereto is the following information as of the respective dates indicated in Annex C: (i) financial statements; and (ii) management’s discussion and analysis of financial condition and results of operations.

Selected Financial Data

The Partnership’s fiscal year end is March 31. The information set forth below presents selected financial data of the Partnership for each of the last five years in the period ended March 31, 2013. The information presented in the tables should be read in conjunction with the Partnership’s financial statements and the related notes included in the Annexes.

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	March 31, 2013	March 31, 2012	March 31, 2011	March 31, 2010	March 31, 2009
BALANCE SHEET
ASSETS
Cash	$94,108	$44,664	$42,250	$19,728	$31,613
Investments in Local Limited Partnerships, net	-	-	-	-	-
Other Assets	-	34,109	34	-	-

LIABILITIES
Accrued fees and expenses due to MGP and affiliates	$219,748	$532,918	$703,504	$685,092	$628,059

PARTNERS’ DEFICIT	$(125,806)	$(454,145)	$(661,220)	$(665,364)	$(596,446)

The book value per Unit was as follows:
	$(8.07)	$(29.11)	$(42.39)	$(42.65)	$(38.23)

	For the Years Ended March 31,
	2013	2012	2011	2010	2009
OPERATIONS
Loss from operations	$(118,812)	$(94,999)	$(20,505)	$(68,929)	$(785,642)
Equity in losses of Local Limited Partnerships	-	-	-	-	(29,895)
Gain on sale of Local Limited Partnerships	447,130	137,061	24,637	-	10,002
Interest income	21	13	12	11	5
Net income (loss)	328,339	42,075	4,144	(68,918)	(805,530)

Net income (loss) allocated to:
MGP	3,283	421	41	(689)	(8,055)
Limited Partners	325,056	41,654	4,103	(68,229)	(797,475)
Net income (loss) per Unit	20.85	2.67	0.26	(4.37)	(51.12)
Outstanding weighted Units	15,593	15,600	15,600	15,600	15,600

The Partnership does not have “fixed charges” within the meaning of Item 503(d) of SEC Regulation S-K. Accordingly, no ratio of earnings to fixed charges is presented herein.

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MANAGEMENT

The MGP is a California limited partnership. Its managing general partner is WNC & Associates, Inc. Since its formation in 1993, the principal business of the MGP has been serving as general partner of the Partnership and other limited partnerships organized by WNC & Associates, Inc. Since its formation in 1971, the principal business of WNC & Associates, Inc. has been providing investments in affordable housing. The executive officers of WNC & Associates, Inc. are set forth in the chart that follows. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. Each director and executive officer of WNC & Associates, Inc. is a citizen of the United States. Neither the Partnership, the MGP, WNC & Associates, Inc. nor any director or executive officer of WNC & Associates, Inc., has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither the Partnership, the MGP, WNC & Associates, Inc. nor any director or executive officer of WNC & Associates, Inc., has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Wilfred N. Cooper, Sr.	Chairman
Wilfred N. Cooper, Jr.	President, Chief Executive Officer and Secretary
Michael J. Gaber	Executive Vice President and Chief Operating Officer
David N. Shafer, Esq.	Executive Vice President
Melanie R. Wenk, CPA	Vice President – Chief Financial Officer
Darrick Metz	Senior Vice President – Originations
Christine A. Cormier	Senior Vice President – Investor Relations
Kelly Henderson	Senior Vice President – Legal Affairs
Anand Kannan	Senior Vice President – Development
Gregory S. Hand	Senior Vice President – Underwriting
Anil Advani	Senior Vice President – Private Label Funds

Wilfred N. Cooper, Sr. is the founder and Chairman of the Board of Directors of WNC & Associates, Inc., a Director of WNC Capital Corporation, and a general partner in some of the partnerships previously sponsored by WNC & Associates, Inc. Mr. Cooper has been actively involved in the affordable housing industry since 1968. Previously, during 1970 and 1971, he was founder and a principal of Creative Equity Development Corporation, a predecessor of WNC & Associates, Inc., and of Creative Equity Corporation, a real estate investment firm.

Wilfred N. Cooper, Jr. (“WNC President”) is President, Chief Executive Officer, Secretary, a Director, and a member of the Investment Committee, of WNC & Associates, Inc. He is President and a Director of, and a registered principal with, WNC Capital Corporation. He has been involved in real estate investment and acquisition activities since 1988 when he joined WNC & Associates, Inc.

Michael J. Gaber is an Executive Vice President, Chief Operating Officer, chair of the Investment Committee, and oversees the Property Acquisition and Investment Management groups, of WNC & Associates, Inc. Mr. Gaber has been involved in real estate acquisition, valuation and investment activities since 1989 and has been associated with WNC & Associates, Inc. since 1997. Prior to joining WNC & Associates, Inc., he was involved in the valuation and classification of major assets, restructuring of debt and analysis of real estate taxes with a large financial institution.

33

David N. Shafer is an Executive Vice President, a member of the Investment Committee, and oversees the New Markets Tax Credit group, of WNC & Associates, Inc. He is also a registered representative with WNC Capital Corporation. Mr. Shafer has been active in the real estate industry since 1984. Before joining WNC & Associates, Inc. in 1990, he was engaged as an attorney in the private practice of law with a specialty in real estate and taxation.

Melanie R. Wenk is Vice President – Chief Financial Officer of WNC & Associates, Inc. She oversees WNC’s corporate and partnership accounting group, which is responsible for SEC reporting and New Markets Tax Credit compliance. Prior to joining WNC in 2003, Ms. Wenk was associated as a public accountant.

Darrick Metz is Senior Vice President – Originations of WNC & Associates, Inc. He has been involved in multifamily property underwriting, acquisition and investment activities since 1991. Prior to joining WNC in 1999, he was employed by a Minnesota development company specializing in tax credit and market rate multifamily projects.

Christine A. Cormier is Senior Vice President – Investor Relations of WNC & Associates, Inc. and oversees multi-investor fund equity raising and closings as well as the marketing group. Ms. Cormier has been active in the real estate industry since 1985. Prior to joining WNC in 2008, Ms. Cormier was with another major tax credit syndicator for over 12 years where she was the Managing Director of investor relations.

Kelly Henderson is Senior Vice President – Legal Affairs of WNC & Associates, Inc. She is responsible for structuring local limited partnership letters of understanding and local limited partnership agreements, coordinating closings with outside counsel and reviewing local limited partnership loan documents. Prior to joining WNC in 2006, she was Vice President – Acquisitions and Senior Counsel with a national tax credit syndicator.

Anand Kannan is Senior Vice President – Development of WNC & Associates, Inc. and President of Community Preservation Partners, LLC. Prior to joining WNC in 2011, Mr. Kannan served as Associate Director at Vitus Group (previously Pacific Housing Advisors, Inc.), where he developed or consulted on affordable housing projects across the country.

Gregory S. Hand is Senior Vice President – Underwriting of WNC & Associates, Inc. and oversees its property underwriting activities. Mr. Hand has been involved in real estate analysis, development and management since 1987. Prior to joining WNC in 1998, he was a portfolio asset manager with a national tax credit sponsor with responsibility for the management of $200 million in assets.

Anil Advani is Senior Vice President – Private Label Funds of WNC & Associates, Inc. He oversees all activities pertaining to private label funds, including structuring, originations, underwriting and acquisitions. Mr. Advani has 16 years of experience in affordable housing. Prior to joining WNC in 2011 and rejoining WNC in 2013, he worked for major tax credit syndicators where he was involved in the originations, structuring, and placement to institutional investors of local limited partnership investments. Prior to that, he was associated with a major accounting firm performing due diligence reviews of tax credit investments on behalf of institutional investors.

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Kay L. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

Jennifer E. Cooper is a Director of WNC & Associates, Inc. and has not otherwise been engaged in business activities during the previous five years.

The MGP and its affiliates are entitled under the Partnership LPA to certain compensation and other economic benefits, as summarized below.

Compensation for Services. For services rendered by the MGP or an affiliate of the MGP in connection with the administration of the affairs of the Partnership, the MGP or any such affiliate may receive an annual Asset Management Fee equal to the greater of (i) $2,000 for each Apartment Complex, or (ii) 0.275% of the proceeds from the sale of the Units, in either case indexed for inflation. Notwithstanding the preceding, the annual Asset Management Fee shall not exceed 0.2% of the Partnership’s “Invested Assets” in the Local Limited Partnerships, which includes the Partnership’s cash investment plus its allocable share of the mortgages. The Asset Management Fee is payable with respect to the previous calendar quarter on the first day of each calendar quarter during the year. Accrued but unpaid Asset Management Fees for any year are deferred without interest and are payable in subsequent years from any funds available to the Partnership after payment of all other costs and expenses of the Partnership, including any capital reserves then determined by the MGP to no longer be necessary to be retained by the Partnership, or from the proceeds of a sale or refinancing of Partnership assets. Asset Management Fees of approximately $31,100 and $42,900 were incurred during the years ended March 31, 2013 and 2012, respectively. The Partnership paid approximately $343,100 and $47,700 of accrued fees during the years ended March 31, 2013 and 2012, respectively.

Operating Expenses. Reimbursement to the MGP or an affiliate of operating cash expenses is subject to specific restrictions in the Partnership LPA. The unpaid operating expenses reimbursable to the MGP or affiliates were approximately $0 and $1,300 for the years ended March 31, 2013 and 2012, respectively. The Partnership reimbursed operating expenses of approximately $108,100 and $139,900 during the years ended March 31, 2013 and 2012, respectively.

Interest in Partnership. The MGP receives 1% of the Partnership’s operating income or losses, gain or loss from the sale of property and operating cash distributions. There were no distributions of operating cash to the MGP during the years ended March 31, 2013 and 2012. The MGP has an interest in sale or refinancing proceeds as follows: after the Limited Partners have received a return of their capital, and a return thereon, the MGP may receive an amount equal to its capital contribution, less any prior distribution of such proceeds, and then the MGP may receive 10% and the Limited Partners 90% of any remaining proceeds. There were no such distributions during the years ended March 31, 2013 and 2012.

LP PURCHASER

Under the Proposal, the Klimpel Manor LP Interest could be sold to the LP Interest Purchaser or the Property could be sold to the Property Purchaser. The business address of each such person is 17782 Sky Park Circle, Irvine, CA 92614, and the business telephone number of each such person is 1-714-662-5565. The manager of WNC Investment Partners, LLC and of WNC Development Partners, LLC is Wilfred Cooper, Jr. For information regarding Mr. Cooper, please see “MANAGEMENT” above.

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The principal business of WNC Development Partners, LLC is to acquire, develop, and rehabilitate low income housing developments. The majority of these developments have involved the preservation of at-risk affordable housing, including those invested in by investment partnerships sponsored by WNC & Associates, Inc. The principal business of WNC Investment Partners, LLC, formed in 2013, is to act as a holding vehicle for interests in local limited partnerships to be disposed of by investment funds sponsored by the WNC & Associates, Inc. The primary focus of WNC Investment Partners, LLC is on local limited partnerships that have completed their respective low income housing tax credit cycles, as to which no other buyer is readily available and which constitute the last investment(s) of an investment fund. Through the acquisition of such last investment(s), WNC Investment Partners, LLC assists the investment fund in its liquidation and termination. See “SPECIAL FACTORS.” In the two years of the Partnership ended December 31, 2013 and 2012, neither WNC Development Partners, LLC nor WNC Investment Partners, LLC has entered into any negotiations, contracts or transaction with the Partnership.

Neither LP Purchaser has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanor) during the past five years. Neither LP Purchaser has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

OTHER MATTERS

The Partnership is subject to the informational requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, files reports, statements and other information with the Securities and Exchange Commission. Such reports, statements and other information can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, NE, Washington, D.C., 20549, at prescribed rates. Such materials may also be accessed on the Internet through the SEC’s address at http://www.sec.gov, and are available in paper form to Limited Partners without charge upon written request to Investor Services, 17782 Sky Park Circle, Irvine, California 92614.

In connection with the winding up, dissolution and termination of the Partnership, the MGP shall cause to be executed and timely filed (i) with the California Secretary of State, a Certificate of Cancellation canceling the Partnership’s Certificate of Limited Partnership; (ii) with the Internal Revenue Service, all returns, reports, documents, certificates and other information required under the Internal Revenue Code of 1986, as amended, or applicable Treasury Department rules or regulations; (iii) with the appropriate authorities in any other tax jurisdiction, all returns, reports, documents, certificates and other information required under the laws of such jurisdictions; (iv) with the Securities and Exchange Commission, any reports required under the Securities Exchange Act of 1934, as amended, including a Form 15 terminating the registration of the Partnership under the Exchange Act; and (v) all reports required to be delivered to the Limited Partners in accordance with the Partnership Agreement.

No persons have been authorized to give any information or to make any representations other than as contained in this Consent Solicitation Statement in connection with the Proposal and, if given or made, such information or representations must not be relied upon as having been authorized by the Partnership. This Consent Solicitation Statement does not constitute the solicitation of a consent by anyone in any jurisdiction in which such solicitation is not authorized or in which the person making such solicitation is not qualified to do so or to any person to whom it is unlawful to make such solicitation. The delivery of this Consent Solicitation Statement shall not under any circumstances create an implication that there has been any change in the affairs of the Partnership since the date hereof or that the information herein is correct as of any time subsequent to its date.

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ANNEX A

ESTIMATE OF RESULTS

A-1

Klimpel Manor, Ltd.

ESTIMATED DISTRIBUTION OF CASH PROCEEDS AND GAIN CALCULATIONS FROM SALE

OF THE PROPERTY

DISTRIBUTION OF SALE PROCEEDS

	Gross Sales Price	$2,715,000
	Less: Selling Costs - 4%	$108,600
	Net Sales Price	$2,606,400
	Plus: Replacement Reserves	$0
	Net Cash Proceeds Available to Partners	$2,606,400
11.2 (a)	Less: Priority Debts as of 12/31/13	$1,671,870
	Less: Prepayment Penalty (Provided by General Partner)	$370,800
11.2 (b)	Less: Loans by General Partner	$0
11.2 (b)	Less: Loans by Limited Partner*	$0
11.2 (b)	Less: Deferred Developer Fee	$0
11.2 (c)	Less: Fund reserves deemed necessary by General Partner	$0
	Remainder:	$563,730

11.2 (d)	Less: An amount equal to the Limited Partner’s capital contribution*	$563,730
	Remainder:	$0

11.2 (e)	Less: An amount equal to the General Partner’s capital contribution	$0
	Net Proceeds	$0

	Allocable Split between GP and LP
11.2 (f)	Allocation to General Partner (50%)	$0
11.2 (f)	Allocation to Limited Partner* (50%)	$0
		$0

*Total funds to flow to Upper Tier		$563,730

Projected Gain Calculation

Net sales price			$2,606,400
Tax basis for Property			$1,295,463
Taxable Gain on sale of Property			$1,310,937

Allocation of Gain by Federal Tax Rate	LPs	GPs	Total
Ordinary Income (IRC Section 1245 Recapture) 35%	$-	$-	$-
Ordinary Loss (Prepayment Penalty)	$(355,968)	$(14,832)	$(370,800)
Gain (Unrecaptured IRC Section 1250 Gain) 25%	$834,372	$476,565	$1,310,937
Long Term Capital Gain 15%	$8,605	$-	$8,605
	$487,009	$461,733	$948,742

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Projections based on original investment and assumes such investment was held for the entire term of Klimpel Manor, Ltd. Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.

A-2

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

ESTIMATED DISTRIBUTION OF CASH PROCEEDS AND GAIN CALCULATIONS FROM SALE

OF THE PROPERTY

DISTRIBUTION OF SALE PROCEEDS

	Cash Proceeds from lower tier:	$563,730
(i)	Less: Sale expenses	$5,000
(ii)	Less: Payment of debts and obligations of the Partnership	$324,835
(iii)	Less: Funding of necessary reserves	$233,895
	Sale Proceeds:	$0

	Less:
4.2.1 (i)	First: To the Limited Partners in an amount equal to their Adjusted Capital Contribution	$0
	Remainder:	$0

4.2.1 (ii)	Less:
	Second: To the Limited Partners as a class as a return on investment calculated per the LPA	$0
	Remainder:	$0

	Less:
4.2.1 (iii)	Third: To the General Partners in an amount equal to their Adjusted Capital Contribution	$0
	Remainder:	$0

5.6.6	Two parts, 1st payment of accrued Subordinated Disposition Fee and then the balance paid out
	Subordinated Disposition Fee owed:
	Accrued prior to this disposition:	$0
	Incurred for this disposition	$0
	Remainder:	$0

	Allocable Split between GP and LP
4.2.1 (iv)	Allocation to General Partner	$0
4.2.1 (iv)	Allocation to Limited Partner	$0
		$0

A-3

Projected Gain Calculation

Total

Gain From Sale	834,372

Less: Selling Cost	5,000
Less: Liquidation Expenses	-
Less: AM Fees	230,926
Additional Gain/(Loss) on Liquidation	-

Net Taxable Gain	829,372

	LPs	GPs	Total
Allocation of Gain by Federal Tax Rate	$-	$-	$-
Ordinary Income (IRC Section 1245 Recapture) 35%	$-	$-	$-
Ordinary Loss (Prepayment Penalty)	$(355,932)	$(36)	$(355,968)
Gain (Unrecaptured IRC Section 1250 Gain) 25%	$730,328	$99,044	$829,372
Long Term Capital Gain 15%	$-	$8,605	$8,605
	$374,396	$107,613	$482,009

Projected Sale/Liquidation Summary For Limited Partner

		Per Unit	Per Unit
	Total	Passive Losses	Passive Losses
	LP Investment	Used	Suspended*

Gain	$374,396	24	$24
Less: Suspended Passive Losses*	$(1,620,762)	$-	$(104)
Net Taxable Gain/(Unused Passive Loss)	$(1,246,366)	$24	$(80)

Original Investment	$15,241,000	$978	$978

Approximate Federal (Tax)/ Tax Savings (see rates above)	$509,261	4	$33
Approximate California (Tax)/ Tax Savings (9.3%)**	$115,912	$2	$7
Approximate Net (Tax)/ Tax Savings	$625,173	$6	$41

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Projections based on original investment and assumes such investment was held for the entire term of WNC Housing Tax Credit Fund IV, L.P., Series 2. Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.

* Under I.R.C. 469, individual investors have generally been unable to deduct passive losses against other types of income. For an investor with no other source of passive income, these losses would be suspended and carried forward. In this scenario, we have assumed that there is suspended loss available to offset the projected gain. However, this sale would not result in a complete liquidation. The unused passive losses are shown here for information purposes only and might not be available. Please see Consent Solicitation Statement and consult your tax advisor to determine your individual situation.

** See Consent Solicitation Statement for a discussion regarding the selection of the state income tax rate.

A-4

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

ESTIMATED DISTRIBUTION OF CASH PROCEEDS AND GAIN CALCULATIONS FROM SALE

OF LIMITED PARTNERSHIP INTEREST

DISTRIBUTION OF SALE PROCEEDS
	Cash Proceeds from sale:	$564,000
(i)	Less: Sale expenses	$5,000
(ii)	Less: Payment of debts and obligations of the Partnership	$324,835
(iii)	Less: Funding of necessary reserves	$234,165
	Sale Proceeds:	$0

	Less:
4.2.1 (i)	First: To the Limited Partners in an amount equal to their Adjusted Capital Contribution	$0
	Remainder:	$0

4.2.1 (ii)	Less:
	Second: To the Limited Partners as a class as a return on investment calculated per the LPA	$0
	Remainder:	$0

	Less:
4.2.1 (iii)	Third: To the General Partners in an amount equal to their Adjusted Capital Contribution	$0
	Remainder:	$0

5.6.6	Two parts, 1st payment of accrued Subordinated Disposition Fee and then the balance paid out
	Subordinated Disposition Fee owed:
	Accrued prior to this disposition:	$0
	Incurred for this disposition	$0
	Remainder:	$0

	Allocable Split between GP and LP
4.2.1 (iv)	Allocation to General Partner	$0
4.2.1 (iv)	Allocation to Limited Partner	$0
		$0

A-5

Projected Gain Calculation

Total

Gain From Sale	410,682

Less: Selling Cost	5,000
Less: Liquidation Expenses	-
Less: AM Fees	230,926
Additional Gain/(Loss) on Liquidation	-

Net Taxable Gain	405,682

	LPs	GPs	Total
Allocation of Gain by Federal Tax Rate
Ordinary Income (IRC Section 1245 Recapture) 35%	$-	$-	$-
Gain (Unrecaptured IRC Section 1250 Gain) 25%	$298,033	$107,649	$405,682
Long Term Capital Gain 15%	$-	$-	$-
	$298,033	$107,649	$405,682

Projected Sale/Liquidation Summary For Limited Partner

		Per Unit	Per Unit
	Total	Passive Losses	Passive Losses
	LP Investment	Used	Suspended*

Gain	$298,033	$19	$19
Less: Suspended Passive Losses*	$(1,620,762)	$-	$(104)
Net Taxable Gain/(Unused Passive Loss)	$(1,322,729)	$19	$(85)

Original Investment	$15,241,000	$978	$978

Approximate Federal (Tax)/ Tax Savings (see rates above)	$492,758	$4	$32
Approximate California (Tax)/ Tax Savings (10.84%)**	$143,384	$2	$9
Approximate Net (Tax)/ Tax Savings	$636,142	$6	$41

NOTES: The projections are based on data and information, and assumptions, as indicated. The achievement of any projection is dependent on the occurrence of future events and cannot be assured. The actual results may vary from the projections. Projections based on original investment and assumes such investment was held for the entire term of WNC Housing Tax Credit Fund IV, L.P., Series 2. Therefore, this analysis may not accurately project actual benefits on units that were transferred, split or sold.

* Under I.R.C. 469, individual investors have generally been unable to deduct passive losses against other types of income. For an investor with no other source of passive income, these losses would be suspended and carried forward. In this scenario, we have assumed that there is suspended loss available to offset the projected gain. However, this sale would not result in a complete liquidation. The unused passive losses are shown here for information purposes only and might not be available. Please see Consent Solicitation Statement and consult your tax advisor to determine your individual situation.

** See Consent Solicitation Statement for a discussion regarding the selection of the state income tax rate.

A-6

ANNEX B - ANNUAL FINANCIAL INFORMATION

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credit property market and the economy in general, changes in law rules and regulations, and legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements herein and in reports filed with the Securities and Exchange Commission. The following discussion should be read in conjunction with the financial statements and the notes thereto included herein.

Critical Accounting Policies and Certain Risks and Uncertainties

The Partnership believes that the following discussion addresses the Partnership’s most significant accounting policies, which are the most critical to aid in fully understanding and evaluating the Partnership’s reported financial results, and certain of the Partnership’s risks and uncertainties.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the product of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments were capitalized as part of the investment account and were being amortized over 30 years (See Notes 2 and 3 to the financial statements).

B-1

Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income.

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Recent Accounting Changes

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities (VIEs). The amended guidance modified the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

B-2

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s condensed financial statements.

Certain Risks and Uncertainties

To date, certain Local Limited Partnerships have incurred significant operating losses and have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partners may be required to sustain the operations of such Local Limited Partnerships. If additional capital contributions are not made when they are required, the Partnership’s investment in certain of such Local Limited Partnerships could be lost, and the loss and recapture of the related Low Income Housing Tax Credits could occur.

Financial Condition

The Partnership’s assets at March 31, 2013 consisted of $94,000 in cash. Liabilities at March 31, 2013 consisted of $220,000 of accrued fees and expenses due to General Partner and affiliates (See “Future Contractual Cash Obligations” below).

Results of Operations

Year Ended March 31,2013 Compared to Year Ended March 31, 2012 The Partnership’s net income for the year ended March 31,2013 was $328,000, reflecting an increase of approximately $286,000 from the net income experienced for the year ended March 31, 2012 of $42,000. The increase in net income was mainly due to an increase of $310,000 in gain on sale of Local Limited Partnerships for the year ended March 31, 2013. The gains recorded by the Partnership can vary depending on the sales prices of the Housing Complexes or Local Limited Partnerships that are being sold. Legal and accounting expenses increased by $(21,000) due to the timing of the accounting work performed. There was a $(7,000) increase in write off of other assets for the year ended March 31, 2012. Capitalized costs from the potential disposition of Local Limited Partnership were expensed due to the length of time it has taken to dispose of the properties Distribution income and reporting fees increased (decreased) by $(17,000) and $4,000, respectively for the year ended March 31, 2013. These fees vary as Local Limited Partnerships pay the reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. Asset management fees decreased by $12,000 for the year ended March 31, 2013. The fees are calculated based on the value of invested assets which decreased due to the sale of Local Limited Partnership.

Year Ended March 31,2012 Compared to Year Ended March 31, 2011 The Partnership’s net income for the year ended March 31,2012 was $42,000, reflecting an increase of approximately $38,000 from the net income experienced for the year ended March 31, 2011 of $4,000. The increase in net income was mainly due to an increase of $112,000 in gain on sale of Local Limited Partnerships for the year ended March 31, 2012. The gains recorded by the Partnership can vary depending on the sales prices of the Housing Complexes or Local Limited Partnerships that are being sold. Legal and accounting expenses increased by $(64,000) due to the timing of the accounting work performed. Other expenses also increased by $11,000 for the year ended March 31, 2012 due to the outsourcing of data entry management to increase efficiency. Distribution income and reporting fees increased (decreased) by $6,000 and $(5,000), respectively for the year ended March 31, 2012. These fees vary as Local Limited Partnerships pay the reporting fees and distributions to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

B-3

Liquidity and Capital Resources

Year Ended March 31, 2013 Compared to Year Ended March 31, 2012 The net increase in cash during the year ended March 31, 2013 was $49,000 compared to a net increase in cash for the year ended March 31, 2012 of $2,000. During the year ended March 31, 2013, the Partnership received $226,000 in sales proceeds compared to $155,000 received during the year ended March 31, 2012. During the year ended March 31, 2013 the Partnership paid $(156,000) of accrued asset management fees to the general partner or affiliate compared to $(48,000) paid during the year ended March 31, 2012. Additionally, during the year ended March 31, 2013, the Partnership reimbursed the General Partner or an affiliate $(41,000) for operating expenses that were paid on its behalf compared to $(140,000) reimbursed during the year ended March 31, 2012.

Year Ended March 31, 2012 Compared to Year Ended March 31, 2011 The net increase in cash during the year ended March 31, 2012 was $2,000 compared to a net increase in cash for the year ended March 31, 2011 of $23,000. During the year ended March 31, 2012, the Partnership received $155,000 in sales proceeds compared to $25,000 received during the year ended March 31, 2011. During the year ended March 31, 2012 the Partnership paid $(48,000) of accrued asset management fees to the general partner or affiliate compared to no such payments made during the year ended March 31, 2011. Additionally, during the year ended March 31, 2012, the Partnership reimbursed the General Partner or an affiliate $(140,000) for operating expenses that were paid on its behalf compared to $(36,000) reimbursed during the year ended March 31, 2011.

Accrued payables, which consist primarily of related party asset management fees due to the General Partner, increased (decreased) by approximately $(313,000), $(171,000) and $18,000, for the years ended March 31, 2013, 2012 and 2011 respectively. The General Partner does not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through June 30, 2014.

Other Matters

Future Contractual Cash Obligations

The following table summarizes the Partnership’s future contractual cash obligations as of March 31, 2013:

	2014	2015	2016	2017	2018	Thereafter	Total

Asset management fees(1)	$236,674	$16,926	$16,926	$16,926	$16,926	$558,558	$862,936
Total contractual cash obligations	$236,674	$16,926	$16,926	$16,926	$16,926	$558,558	$862,936

(1)	Asset management fees are payable annually until termination of the Partnership, which is to occur no later than December 31, 2050. The estimate of the fees payable included herein assumes the retention of the Partnership’s interest in all Housing Complexes until December 31, 2050. Amounts due to the General Partner as of March 31, 2013 have been included in the 2014 column. The General Partner does not anticipate that these fees will be paid until such time as capital reserves are in excess of the aggregate of the existing contractual obligations and the anticipated future foreseeable obligations of the Partnership.

For additional information regarding our asset management fees and payables to Local Limited Partnerships, see Notes 3 and 5 to the financial statements included elsewhere herein.

Off-Balance Sheet Arrangements

The Partnership has no off-balance sheet arrangements.

Impact of Recent Accounting Pronouncements

See footnote 1 to the audited financial statements.

B-4

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

B-5

Report of Independent Registered Public Accounting Firm

To the Partners

WNC Housing Tax Credit Fund IV, L.P., Series 2

We have audited the accompanying balance sheet of WNC Housing Tax Credit Fund IV, L.P., Series 2 (the Partnership) as of March 31, 2013, and the related statements of operations, partners’ equity (deficit), and cash flows for the year then ended. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund IV, L.P., Series 2 as of March 31, 2013 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed under Item 15(a)(2) in the index related to the year ended March 31, 2013 is presented for the purpose of complying with the Securities and Exchange Commission’s rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied to the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ CohnReznick LLP

Bethesda, Maryland

June 18, 2013

B-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners

WNC Housing Tax Credit Fund IV, L.P., Series 2

We have audited the accompanying balance sheet WNC Housing Tax Credit Fund IV, L.P., Series 2 (the Partnership) as of March 31, 2012, and the related statements of operations, partners’ deficit and cash flows for each of the years in the two-year period ended March 31, 2012. The Partnership’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of other auditors provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WNC Housing Tax Credit Fund IV, L.P., Series 2 as of March 31, 2012, and the results of its operations and its cash flows for each of the years in the two-year period ended March 31, 2012, in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedules listed under Item 15(a)(2) in the index related to years above are presented for the purpose of complying with the Securities and Exchange Commission’s rules and are not part of the basic financial statements. These schedules have been subjected to the auditing procedures applied to the audits of the basic financial statements and, in our opinion, fairly state in all material respects the financial statement data required to be set forth therein in relation to the basic financial statements taken as a whole.

/s/ Reznick Group, P.C.

Bethesda, Maryland
June 14, 2012

B-7

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

BALANCE SHEETS

	March 31,
	2013	2012
ASSETS
Cash	$94,108	$44,664
Investments in Local Limited Partnerships, net (Notes 2 and 3)	-	-
Other assets	-	34,109

Total Assets	$94,108	$78,773

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)

Liabilities:
Accrued expenses	$166	$-
Accrued fees and expenses due to General Partner and affiliates (Note 3)	219,748	532,918

Total Liabilities	219,914	532,918

Partners’ Equity (Deficit)
General Partner	165,085	161,802
Limited Partners (20,000 Partnership Units authorized; 15,593 and 15,600, respectively, Partnership Units issued and outstanding)	(290,891)	(615,947)

Total Partners’ Equity (Deficit)	(125,806)	(454,145)

Total Liabilities and Partners’ Equity (Deficit)	$94,108	$78,773

See accompanying notes to financial statements

B-8

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

STATEMENTS OF OPERATIONS

For the years Ended March 31, 2013, 2012 and 2011

	For the Years Ended March 31,
	2013	2012	2011

Distribution income	$15,000	$31,688	$25,336
Reporting fees	6,767	2,850	8,199
Total operating income	21,767	34,538	33,535

Operating expenses:
Asset management fees (Note 3)	31,130	42,900	42,900
Accounting and legal fees	90,847	70,021	5,745
Write-off of other assets	6,950	-	-
Other	11,652	16,616	5,395
Total operating expenses	140,579	129,537	54,040

Loss from operations	(118,812)	(94,999)	(20,505)

Gain on sale of Local Limited Partnerships	447,130	137,061	24,637

Interest income	21	13	12

Net income	$328,339	$42,075	$4,144

Net income allocated to:
General Partner	$3,283	$421	$41
Limited Partners	$325,056	$41,654	$4,103

Net income per Partnership Unit	$20.85	$2.67	$0.26

Outstanding weighted Partnership Units	15,593	15,600	15,600

See accompanying notes to financial statements

B-9

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

STATEMENTS OF PARTNERS’ EQUITY (DEFICIT)

For the years Ended March 31, 2013, 2012 and 2011

	General Partner	Limited Partners	Total

Partners’ deficit at March 31, 2010	$(3,660)	$(661,704)	$(665,364)

Net income	41	4,103	4,144

Partners’ deficit at March 31, 2011	(3,619)	(657,601)	(661,220)

Contribution (Note 5)	165,000	-	165,000

Net income	421	41,654	42,075

Partners’ equity (deficit) at March 31, 2012	161,802	(615,947)	(454,145)

Net income	3,283	325,056	328,339

Partners’ equity (deficit) at March 31, 2013	$165,085	$(290,891)	$(125,806)

See accompanying notes to financial statements

B-10

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

STATEMENTS OF CASH FLOWS

For the years Ended March 31, 2013, 2012 and 2011

	For The Years Ended March 31,
	2013	2012	2011

Cash flows from operating activities:
Net income	$328,339	$42,075	$4,144
Adjustments to reconcile net income to net cash used in operating activities:
Gain on sale of Local Limited Partnerships	(447,130)	(137,061)	(24,637)
(Increase) decrease in other assets	2,361	(52,425)	(397)
Increase in accrued expenses	166	-	-
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	(60,056)	(5,586)	18,412

Net cash used in operating activities	(176,320)	(152,997)	(2,478)

Cash flows from investing activities:
Proceeds from sale of Local Limited Partnerships	225,765	155,411	25,000

Net cash provided by investing activities	225,765	155,411	25,000

Net increase in cash	49,445	2,414	22,522

Cash, beginning of year	44,664	42,250	19,728

Cash, end of year	$94,108	$44,664	$42,250

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

Taxes paid	$-	$800	$800

NON-CASH FINANCING ACTIVITIES:
Gain on sale of Local Limited Partnerships was increased and accrued fees and expenses due to the General Partner and affiliates was decreased for sales proceeds paid directly to Associates	$253,114	$-	-
Advances made to the Partnership by the General Partner in prior years and converted to General Partner equity	$-	$165,000	$-

See accompanying notes to financial statements

B-11

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

WNC Housing Tax Credit Fund IV, L.P., Series 2 (the “Partnership”) is a California Limited Partnership formed under the laws of the State of California on September 27, 1993. The Partnership was formed to acquire limited partnership interests in other limited partnerships (“Local Limited Partnerships”) which own multi-family housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC Tax Credit Partners IV, L.P. (the “General Partner”). The general partner of the General Partner is WNC & Associates, Inc. (“Associates”). The chairman and the president of Associates own all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through Associates as the General Partner and the Partnership have no employees of their own.

The Partnership shall continue in full force and effect until December 31, 2050 unless terminated prior to that date pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The Partnership Agreement authorized the sale of up to 20,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit. The offering of Partnership Units has concluded, and 15,600 Partnership Units representing subscriptions in the amount of $15,241,000, net of volume discounts of $359,000, had been accepted. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors (the “Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions from the proceeds remaining after payment of Partnership obligations and funding reserves, equal to their capital contributions and their return on investment (as defined in the Partnership Agreement). The General Partner would then be entitled to receive proceeds equal to its capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

B-12

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar properties, and neighborhood conditions, among others.

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to the Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

B-13

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

The Partnership currently has insufficient working capital to fund operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through June 30, 2014.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or re-syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to wind down the Partnership as Low Income Housing Tax Credits are no longer available. Local Limited Partnership Interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of March 31, 2013.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership, as the proceeds first would be used to pay Partnership obligations and funding of reserves.

On February 24, 2012, the Partnership filed preliminary consent solicitation materials with the Securities and Exchange Commission (“SEC”) regarding the adoption of a plan of liquidation. Definitive materials were filed with the SEC on March 12, 2012. Materials were disseminated to the Limited Partners on March 12, 2012. The Partnership sought approval to have a formal plan of liquidation of selling its limited partnership interests or selling the underlying Housing Complexes of each of the Local Limited Partnerships. On May 8, 2012, the Partnership received the majority vote in favor of the plan for dissolution. Therefore, the Partnership is engaging third party appraisers to appraise several or all of the Local Limited Partnerships in this Partnership. The appraisal is one of the preliminary steps that need to be completed in order to move forward with the approved liquidation plan. The expense incurred for the appraisals, or any other disposition related expenses the Partnership incurs, are being capitalized and will remain on the balance sheet until the respective Local Limited Partnership is sold. At the time of disposition the capitalized costs will be netted with any cash proceeds that are received in order to calculate the gain or loss on the disposition.

B-14

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

As of March 31, 2012, the Partnership sold its Local Limited Partnership Interest in E.W., Crossing II Limited Dividend Housing Association LP, Comanche Retirement Village Ltd, Candleridge Apartment of Waukee L.P. II, Mountain view Apartments, LP, Chadwick Limited Partnership, Broken Bow Apartments I, L.P. and Sidney Apartments I, L.P.

The following table reflects the 12 Local Limited Partnerships that were sold during the year ended March 31, 2013:

Local Limited Partnership	Debt	Appraisal Value	Date of sale	Proceeds from sale	Sales related expenses	Gain on sale
Autumn Trace Associates	$1,102,000	$1,300,000	6/1/2012	$197,764	$2,953	$194,811

Hickory Lane Associates	568,000	355,000	6/1/2012	22,450	2,297	20,153

Honeysuckle Court Associates	1,111,000	670,000	6/1/2012	22,450	2,963	19,487

Walnut Turn Associates, Ltd	658,000	480,000	6/1/2012	22,450	2,297	20,153

Southcove Associates	1,421,000	1,000,000	6/30/2012	25,000	2,300	22,700

Hereford Seniors Community, Ltd	751,000	405,000	8/24/2012	9,375	2,372	7,003

Palestine Seniors Community, Ltd	1,053,000	475,000	8/24/2012	9,375	3,122	6,253

Garland Street, LP	647,000	320,000	8/31/2012	21,953	3,303	18,650

Pecan Grove, LP	1,033,000	500,000	8/31/2012	21,953	1,854	20,099

Lamesa Seniors Community, Ltd	635, 000	455,000	8/24/2012	9,375	2,372	7,003

Laredo Heights Apartments	890,000	945,000	11/27/2012	111,733	2,751	108,982

Apartment Housing of E. Brewton, LTD (1)	1,043,039	250,000	3/31/2013	5,001	3,165	1,836

All Local Limited Partnerships sold during the year ended March 31, 2013 except for Apartment Housing of E. Brewton LTD had reached the end of the Compliance Period. Therefore, no risk of credit recapture exists.

B-15

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

A portion of the sales proceeds from Autumn Trace Associates, Hickory Lane Associates, Honeysuckle Court Associates and Walnut Turn Associates, Ltd. Totaling $253,114 were paid directly to Associates to reimburse the General Partner or affiliates for accrued asset management fees or operating expenses paid on behalf of the Partnership.

(1) The Compliance Period expires in 2014. The purchaser has guaranteed the Local Limited Partnership will stay in compliance with the Low Income Housing Tax Credit code therefore there is no risk of recapture.

The following table represents the anticipated use of the cash proceeds from the disposition of the 12 Local Limited Partnerships that were disposed of during the year ended March 31, 2013.

Local Limited Partnership	Sale Proceeds	Payment of accrued asset management fees	Reimburse GP or affiliates for expenses	Remaining cash to remain in reserve for future expenses
Autumn Trace Associates	$197,764	$129,265	$65,499	$3,000

Hickory Lane Associates	22,450	19,450	-	3,000

Honeysuckle Court Associates	22,450	19,450	-	3,000

Walnut Turn Associates, Ltd	22,450	19,450	-	3,000

Southcove Associates	25,000	20,000	-	5,000

Hereford Seniors Community, Ltd	9,375	8,375	-	1,000

Palestine Seniors Community, Ltd	9,375	8,375	-	1,000

Garland Street, LP	21,953	8,476	12,477	1,000

Pecan Grove, LP	21,953	8,477	12,476	1,000

Lamesa Seniors Community, Ltd	9,375	8,375	-	1,000

Laredo Heights Apartments	111,733	93,461	13,272	5,000

Apartment Housing of E. Brewton, LTD	5,001	1,459	1,041	2,501

B-16

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

No distributions will be made to the Limited Partners as a result of these dispositions. Each of the Local Limited Partnerships had completed its Compliance Period so there is no risk of recapture to the investors in the Partnership.

As of March 31, 2013 the Partnership has identified two Local Limited Partnerships for disposition as listed in the table below. The Compliance Period for all of these Local Limited Partnerships have expired so there is no risk of recapture to the investors in the Partnership.

Local Limited Partnership	Debt at 12/31/12	Appraisal value	Estimated sales price	Estimated appraisal expense
Klimpel Manor	$1,716,305	$2,575,000	*	$3,850
Pioneer Street Associates	$1,354,682	$4,810,000	*	$3,100

*Contracts have been drafted and are currently under review by potential purchasers of the Limited Partnership interests. The purchase prices are still under negotiation for both properties.

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership, as the proceeds first would be used to pay Partnership obligations and funding of reserves.

Method of Accounting For Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments were capitalized as part of the investment account and were being amortized over 30 years (see Notes 2 and 3).

“Equity in losses of Local Limited Partnerships” for each year ended March 31 has been recorded by the Partnership based on the twelve months of reported results provided by the Local Limited Partnerships for each year ended December 31. Equity in losses from the Local Limited Partnerships allocated to the Partnership is not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of the net losses not recognized during the period(s) the equity method was suspended.

B-17

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received from the Local Limited Partnerships are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as distribution income. As of March 31, 2013, all investment accounts in Local Limited Partnerships had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Partnership had no cash equivalents for all periods presented.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Net Income (Loss) Per Partnership Unit

Net income (loss) per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average Partnership Units outstanding during the period. Calculation of diluted net income (loss) per Partnership Unit is not required.

B-18

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

Impact of Recent Accounting Pronouncements

In June 2009, the Financial Accounting Standards Board (“FASB”) issued an amendment to the accounting and disclosure requirements for the consolidation of variable interest entities (VIEs). The amended guidance modified the consolidation model to one based on control and economics, and replaced quantitative primary beneficiary analysis with a qualitative analysis. The primary beneficiary of a VIE will be the entity that has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the amended guidance requires continual reconsideration of the primary beneficiary of a VIE and adds an additional reconsideration event for determination of whether an entity is a VIE. Additionally, the amendment requires enhanced and expanded disclosures around VIEs. This amendment was effective for fiscal years beginning after November 15, 2009. The adoption of this guidance on April 1, 2010 did not have a material effect on the Partnership’s financial statements.

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and narrative description of the sensitivity of the fair value to changes in unobservable inputs. This update is effective for interim and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s condensed financial statements.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of March 31, 2013 and 2012 the Partnership owned Local Limited Partnership interests in 2 and 14, Local Limited Partnerships, respectively, each of which owns one Housing Complex, consisting of an aggregate of 189 and 653 apartment units, respectively. The respective Local General Partners of the Local Limited Partnerships manage the day-to-day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a limited partner, is generally entitled to 99%, as specified in the Local Limited Partnership Agreements, of the operating profits and losses, taxable income and losses and Low Income Housing Tax Credits of the Local Limited Partnerships.

B-19

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

The Partnership’s investments in Local Limited Partnerships as shown in the balance sheets at March 31, 2013 and 2012 are approximately $2,516,000 and $396,000, respectively less than the Partnership's equity at the preceding December 31 as shown in the Local Limited Partnerships’ combined condensed financial statements presented below. This difference is primarily due to acquisition, selection, and other costs related to the acquisition of the investments which have been capitalized in the Partnership's investment account, impairment losses recorded in the Partnership’s investment account and capital contributions payable to the Local Limited Partnerships which were netted against partner capital in the Local Limited Partnership’s financial statements.

For all periods presented, the investment accounts in certain Local Limited Partnerships have reached a zero balance. Consequently, a portion of the Partnership’s estimate of its share of losses for the years ended March 31, 2013, 2012, and 2011 amounting to approximately $34,000, $253,000 and $563,000, respectively, have not been recognized. As of March 31, 2013, the aggregate share of net losses not recognized by the Partnership amounted to approximately $27,000.

The financial information from the individual financial statements of the Local Limited Partnerships include rental and interest subsidies. Rental subsidies are included in total revenues and interest subsidies are generally netted in interest expense. Approximate combined condensed financial information from the individual financial statements of the Local Limited Partnerships as of December 31 and for the years then ended is as follows:

COMBINED CONDENSED BALANCE SHEETS

	2012	2011
ASSETS
Buildings and improvements (net of accumulated depreciation as of December 31, 2012 and 2011 of $5,451,000 and $15,330,000, respectively)	$4,577,000	$12,501,000
Land	369,000	1,047,000
Other assets	681,000	2,095,000
Total assets	$5,627,000	$15,643,000

LIABILITIES
Mortgage payable	$4,114,000	$15,040,000
Due to affiliates	3,000	154,000
Other liabilities	294,000	1,081,000

Total liabilities	4,411,000	16,275,000

PARTNERS' EQUITY (DEFICIT)
WNC Housing Tax Credit Fund IV, L.P., Series 2	2,516,000	396,000
Other partners	(1,300,000)	(1,028,000)
Total partners’ equity	1,216,000	(632,000)
Total liabilities and partners’ equity	$5,627,000	$15,643,000

B-20

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2012	2011	2010

Revenues	$1,384,000	$3,914,000	$4,234,000

Expenses:
Operating expenses	864,000	2,738,000	3,079,000
Interest expense	228,000	447,000	634,000
Depreciation and amortization	325,000	984,000	1,090,000

Total expenses	1,417,000	4,169,000	4,803,000

Net loss	$(33,000)	$(255,000)	$(569,000)

Net loss allocable to the Partnership	$(34,000)	$(253,000)	$(563,000)

Net loss recorded by the Partnership	$-	$-	$-

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership and/or the Local General Partner may be required to sustain the operations of such Local Limited Partnerships.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following fees:

Acquisition fees of 8% of the gross proceeds from the sale of Partnership Units as compensation for services rendered in connection with the acquisition of Local Limited Partnerships. As of March 31, 2013, 2012 and 2011, the Partnership incurred cumulative acquisition fees of $1,058,950, which have been included in investments in Local Limited Partnerships. As of all periods presented, the fees had been fully amortized or impaired. Impairment on the intangibles is measured by comparing the Partnership’s total investment balance after impairment of investments in Local Limited Partnerships to the sum of the total of remaining Low Income Housing Tax Credits allocated to the Partnership and the estimated residual value of the investments. If an impairment loss related to the acquisition expenses is recorded, the accumulated amortization is reduced to zero at that time.

Reimbursement of costs incurred by of the General Partner or by an affiliate of Associates in connection with the acquisition of Local Limited Partnerships. These reimbursements have not exceeded 1.2% of the gross proceeds. As of all periods presented, the Partnership incurred cumulative acquisition costs of $169,103, which have been included in investments in Local Limited Partnerships. As of all periods presented, the costs had been fully amortized.

B-21

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 3 - RELATED PARTY TRANSACTIONS, continued

An annual asset management fee equal to the greater amount of (i) $2,000 for each apartment complex, or (ii) 0.275% of gross proceeds. In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index. However, in no event will the maximum amount exceed 0.2% of the Invested Assets of the Partnership, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership interests and the Partnership’s allocable share of mortgage loans on and other debt related to the Housing Complexes owned by such Local Limited Partnerships. Asset management fees of $31,130, $42,900 and $42,900, respectively, were incurred during the years ended March 31, 2013, 2012 and 2011, of which $343,124, $47,688, and $0 was paid during the years ended March 31, 2013, 2012 and 2011, respectively.

A subordinated disposition fee in an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the limited partners receiving a preferred return of 16% through December 31, 2003 and 6% thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No such fee was incurred for all periods presented.

The Partnership reimbursed the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements were $108,098 $139,861 and $36,025 during the years ended March 31, 2013, 2012 and 2011, respectively.

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	March 31,
	2013	2012

Asset management fee payable	$219,602	$531,596
Due to affiliate	-	-
Expenses paid by the General Partner or an affiliate on behalf of the Partnership	146	1,322

Total	$219,748	$532,918

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through June 30, 2014.

B-22

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 4 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is a summary of the quarterly operations for the years ended March 31 (rounded):

	June 30	September 30	December 31	March 31
2013
Income	$2,000	$2,000	$15,000	$3,000

Operating expenses	95,000	29,000	9,000	8,000

Income (loss) from operations	(93,000)	(27,000)	6,000	(5,000)

Gain on sale of Local Limited Partnerships	277,000	59,000	109,000	2,000

Net income (loss)	184,000	32,000	115,000	(3,000)

Net income (loss) available to Limited Partners	183,000	32,000	114,000	(3,000)

Net income (loss) per Partnership Unit	12	2	7	-

	June 30	September 30	December 31	March 31
2012
Income	$3,000	$6,000	$20,000	$5,000

Operating expenses	26,000	21,000	57,000	25,000

Loss from operations	(23,000)	(15,000)	(37,000)	(20,000)

Gain on sale of Local Limited Partnerships	75,000	-	44,000	18,000

Net income (loss)	52,000	(15,000)	7,000	(2,000)

Net income (loss) available to Limited Partners	51,000	(15,000)	7,000	(1,000)

Net income (loss) per Partnership Unit	3	(1)	-	-

B-23

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO FINANCIAL STATEMENTS – CONTINUED

For the years Ended March 31, 2013, 2012 and 2011

NOTE 4 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED), continued

	June 30	September 30	December 31	March 31
2011
Income	$-	$14,000	$7,000	$12,000

Operating expenses	12,000	14,000	12,000	16,000

Loss from operations	(12,000)	-	(5,000)	(3,000)

Gain on sale of Local Limited Partnerships	-	25,000	-	-

Net income (loss)	(12,000)	25,000	(5,000)	(4,000)

Net income (loss) available to Limited Partners	(12,000)	25,000	(5,000)	(4,000)

Net income (loss) per Partnership Unit	(1)	2	-	-

NOTE 5 – CAPITAL CONTRIBUTIONS

During the year ended March 31, 2012, the Partnership was relieved of debt owed to the General Partner totaling $165,000. The Partnership received $165,000 in cash advanced from the general partner, which was in turn advanced by the Partnership to a Local Limited Partnership to help aid with its operational issues. The advances were deemed to be uncollectible by the General Partner, and as such, the debt was forgiven. The cancellation of debt was recorded by the Partnership as a capital contribution from the General Partner.

B-24

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2013

		As of March 31, 2013		As of December 31, 2012
Local Limited Partnership Name	Location	Partnership’s Total Original Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Loans of Local Limited Partnerships	Land	Property and Equipment	Accumulated Depreciation	Net Book Value
Apartment Housing of East Brewton, Ltd.(1)	East Brewton, Alabama	*	*	$1,043,000	$69,000	$2,285,000	$1,012,000	$1,342,000

Klimpel Manor, Ltd (2)	Fullerton, California	1,774,000	1,774,000	1,716,000	-	3,589,000	1,728,000	1,861,000

Pioneer Street Associates (2)	Bakersfield, California	2,222,000	2,222,000	1,355,000	300,000	4,154,000	2,711,000	1,743,000

		$3,996,000	$3,996,000	$4,114,000	$369,000	$10,028,000	$5,451,000	$4,946,000

* The Local Limited Partnership Interest was sold subsequent to December 31, 2012 but prior to March 31, 2013

(1) The Local Limited Partnership Interest was sold subsequent to December 31, 2012 but prior to March 31, 2013

(2) The Local Limited Partnership was identified for disposition subsequent to March 31, 2013.

B-25

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2013

	For the Year Ended December 31, 2012
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Estimated Useful Life (Years)

Apartment Housing of East Brewton, Ltd. (1)	$158,000	$(46,000)	1998	40

Klimpel Manor, Ltd. (2)	474,000	17,000	1994	40

Pioneer Street Associates (2)	697,000	(4,000)	1995	27.5

	$1,329,000	$(33,000)

(1) The Local Limited Partnership Interest was sold subsequent to December 31, 2012 but prior to March 31, 2013

(2) The Local Limited Partnership was identified for disposition subsequent to March 31, 2013

B-26

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2012

		As of March 31, 2012		As of December 31, 2011
Local Limited Partnership Name	Location	Partnership’s Total Original Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Loans of Local Limited Partnerships	Land	Property and Equipment	Accumulated Depreciation	Net Book Value

Apartment Housing of East Brewton, Ltd.	East Brewton, Alabama	$1,192,000	$1,192,000	$1,057,000	$69,000	$2,285,000	$948,000	$1,406,000

Autumn Trace Associates, Ltd. (1)	Silsbee, Texas	412,000	412,000	1,102,000	30,000	2,029,000	1,355,000	704,000

Garland Street Limited Partnership	Malvarn, Arkansas	164,000	164,000	647,000	29,000	984,000	639,000	374,000

Hereford Seniors Community, Ltd.	Hereford, Texas	167,000	167,000	751,000	57,000	1,014,000	456,000	615,000

Hickory Lane Associates, Ltd (1)	Newton, Texas	174,000	174,000	568,000	61,000	888,000	516,000	433,000

Honeysuckle Court Associates, Ltd. (1)	Vidor, Texas	339,000	339,000	1,111,000	49,000	1,784,000	1,036,000	797,000

Klimpel Manor, Ltd	Fullerton, California	1,774,000	1,774,000	1,754,000	-	3,589,000	1,642,000	1,947,000

Lamesa Seniors Community, Ltd.	Lamesa, Texas	143,000	143,000	635,000	36,000	827,000	508,000	355,000

Laredo Heights Apartments Ltd.	Navasota, Texas	225,000	225,000	890,000	17,000	1,560,000	700,000	877,000

B-27

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2012

		As of March 31, 2012		As of December 31, 2011
Local Limited Partnership Name	Location	Partnership’s Total Original Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Loans of Local Limited Partnerships	Land	Property and Equipment	Accumulated Depreciation	Net Book Value
Mountainview Apartments Limited Partnership	North Wilkesboro, North Carolina	*	*	915,000	86,000	1,192,000	465,000	813,000

Palestine Seniors Community, Ltd.	Palestine, Texas	225,000	225,000	1,080,000	45,000	1,480,000	707,000	818,000

Pecan Grove Limited Partnership	Forrest City, Arkansas	240,000	240,000	1,033,000	35,000	1,586,000	1,054,000	567,000

Pioneer Street Associates	Bakersfield, California	2,222,000	2,222,000	1,418,000	300,000	4,217,000	2,586,000	1,931,000

Southcove Associates	Orange Cove, California	2,000,000	2,000,000	1,421,000	175,000	3,414,000	2,147,000	1,442,000

Walnut Turn Associates, Ltd. (1)	Buna, Texas	188,000	188,000	658,000	58,000	982,000	571,000	469,000

		$9,465,000	$9,465,000	$15,040,000	$1,047,000	$27,831,000	$15,330,000	$13,548,000

* The Local Limited Partnership Interest was sold subsequent to December 31, 2011 but prior to March 31, 2012

(1) The Local Limited Partnership was identified for disposition and the Local Limited Partnership Interest was sold subsequent to March 31, 2012.

B-28

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2012

	For the Year Ended December 31, 2011
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Estimated Useful Life (Years)

Apartment Housing of East Brewton, Ltd.	$152,000	$(82,000)	1998	40

Autumn Trace Associates, Ltd. (1)	333,000	33,000	1994	27.5

Garland Street Limited Partnership	113,000	(10,000)	1994	27.5

Hereford Seniors Community, Ltd.	142,000	(2,000)	1995	40

Hickory Lane Associates, Ltd. (1)	152,000	(7,000)	1995	27.5

Honeysuckle Court Associates, Ltd. (1)	303,000	(45,000)	1995	27.5

Klimpel Manor, Ltd.	475,000	12,000	1994	40

Lamesa Seniors Community, Ltd.	129,000	(800)	1994	40

Laredo Heights Apartments Ltd.	272,000	3,000	1996	45

Mountainview Apartments Limited Partnership	151,000	5,000	1994	40

Palestine Seniors Community, Ltd.	186,000	(30,000)	1994	40

Pecan Grove Limited Partnership	155,000	(54,000)	1994	27.5

Pioneer Street Associates	751,000	22,000	1995	27.5

Southcove Associates	333,000	(73,000)	1994	27.5

Walnut Turn Associates, Ltd. (1)	142,000	(27,000)	1995	27.5

	$3,789,000	$(255,000)

(1) The Partnership sold its Local Limited Partnership Interest subsequent to March 31, 2012.

B-29

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2011

		As of March 31, 2011		As of December 31, 2010
Local Limited Partnership Name	Location	Partnership’s Total Original Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Loans of Local Limited Partnerships	Land	Property and Equipment	Accumulated Depreciation	Net Book Value

Apartment Housing of East Brewton, Ltd.	East Brewton, Alabama	$1,192,000	$1,192,000	$1,069,000	$69,000	$2,285,000	$884,000	$1,470,000

Autumn Trace Associates, Ltd.	Silsbee, Texas	412,000	412,000	1,121,000	30,000	2,029,000	1,282,000	777,000

Broken Bow Apartments I, Limited Partnership (1)	Broken Bow, Nebraska	608,000	608,000	69,000	45,000	1,340,000	520,000	865,000

Chadwick Limited Partnership (1)	Edan, North Carolina	378,000	378,000	1,401,000	48,000	2,058,000	724,000	1,382,000

Garland Street Limited Partnership	Malvarn, Arkansas	164,000	164,000	652,000	29,000	953,000	599,000	383,000

Hereford Seniors Community, Ltd.	Hereford, Texas	167,000	167,000	757,000	57,000	1,011,000	413,000	655,000

Hickory Lane Associates, Ltd	Newton, Texas	174,000	174,000	571,000	61,000	888,000	483,000	466,000

Honeysuckle Court Associates, Ltd.	Vidor, Texas	339,000	339,000	1,117,000	49,000	1,784,000	971,000	862,000

Klimpel Manor, Ltd	Fullerton, California	1,774,000	1,774,000	1,790,000	77,000	3,511,000	1,557,000	2,031,000

B-30

		As of March 31, 2011		As of December 31, 2010
Local Limited Partnership Name	Location	Partnership’s Total Original Investment in Local Limited Partnerships	Amount of Investment Paid to Date	Mortgage Loans of Local Limited Partnerships	Land	Property and Equipment	Accumulated Depreciation	Net Book Value
Lamesa Seniors Community, Ltd.	Lamesa, Texas	143,000	143,000	639,000	36,000	819,000	474,000	381,000

Laredo Heights Apartments Ltd.	Navasota, Texas	225,000	225,000	903,000	17,000	1,548,000	650,000	915,000

Mountainview Apartments Limited Partnership	North Wilkesboro, North Carolina	195,000	195,000	925,000	86,000	1,192,000	441,000	837,000

Palestine Seniors Community, Ltd.	Palestine, Texas	225,000	225,000	1,062,000	45,000	1,459,000	639,000	865,000

Pecan Grove Limited Partnership	Forrest City, Arkansas	240,000	240,000	1,043,000	35,000	1,553,000	984,000	604,000

Pioneer Street Associates	Bakersfield, California	2,222,000	2,222,000	1,477,000	300,000	4,115,000	2,361,000	2,054,000

Sidney Apartments I, Limited Partnership (1)	Sidney, Nebraska	530,000	530,000	256,000	33,000	1,386,000	538,000	881,000

Southcove Associates	Orange Cove, California	2,000,000	2,000,000	1,437,000	175,000	3,414,000	2,028,000	1,561,000

Walnut Turn Associates, Ltd.	Buna, Texas	188,000	188,000	662,000	58,000	982,000	535,000	505,000

		$11,176,000	$11,176,000	$16,951,000	$1,250,000	$32,327,000	$16,083,000	$17,494,000

(1) The Local Limited Partnership was identified for disposition and the Local Limited Partnership Interest was sold subsequent to March 31, 2011.

B-31

WNC Housing Tax Credit Fund IV, L.P., Series 2

Schedule III

Real Estate Owned by Local Limited Partnerships

March 31, 2011

	For the Year Ended December 31, 2010
Local Limited Partnership Name	Rental Income	Net Income (Loss)	Year Investment Acquired	Estimated Useful Life (Years)

Apartment Housing of East Brewton, Ltd.	$152,000	$(74,000)	1998	40

Autumn Trace Associates, Ltd.	299,000	(70,000)	1994	27.5

Broken Bow Apartments I, Limited Partnership (1)	62,000	(38,000)	1996	40

Chadwick Limited Partnership (1)	260,000	30,000	1994	50

Garland Street Limited Partnership	106,000	(28,000)	1994	27.5

Hereford Seniors Community, Ltd.	133,000	(17,000)	1995	40

Hickory Lane Associates, Ltd.	134,000	(41,000)	1995	27.5

Honeysuckle Court Associates, Ltd.	290,000	(54,000)	1995	27.5

Klimpel Manor, Ltd.	474,000	(7,000)	1994	40

Lamesa Seniors Community, Ltd.	122,000	(16,000)	1994	40

Laredo Heights Apartments Ltd.	252,000	(27,000)	1996	45

Mountainview Apartments Limited Partnership	146,000	(14,000)	1994	40

Palestine Seniors Community, Ltd.	170,000	(47,000)	1994	40

Pecan Grove Limited Partnership	163,000	(46,000)	1994	27.5

Pioneer Street Associates	707,000	9,000	1995	27.5

Sidney Apartments I, Limited Partnership (1)	89,000	(31,000)	1996	40

Southcove Associates	332,000	(70,000)	1994	27.5

Walnut Turn Associates, Ltd.	140,000	(28,000)	1995	27.5

	$4,031,000	$(569,000)

(1) The Partnership sold its Local Limited Partnership Interest subsequent to March 31, 2011.

B-32

ANNEX C - QUARTERLY FINANCIAL INFORMATION

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

C-1

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

CONDENSED BALANCE SHEETS

(Unaudited)

	December 31, 2013	March 31, 2013

ASSETS

Cash	$40,554	$94,108
Investments in Local Limited Partnerships, net (Note 2)	-	-
Other assets	17,823	-

Total Assets	$58,377	$94,108

LIABILITIES AND PARTNERS' EQUITY (DEFICIT)

Liabilities:
Accrued expenses	$-	$166
Accrued fees and expenses due to General Partner and affiliates (Note 3)	242,944	219,748

Total Liabilities	242,944	219,914

Partners’ Equity (Deficit):
General Partner	164,497	165,085
Limited Partners (20,000 Partnership Units authorized; 15,588 and 15,593 Partnership Units Issued and outstanding, respectively)	(349,064)	(290,891)

Total Partners’ Equity (Deficit)	(184,567)	(125,806)

Total Liabilities and Partners’ Equity (Deficit)	$58,377	$94,108

See accompanying notes to condensed financial statements

C-2

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended December 31, 2013 and 2012

(Unaudited)

	2013		2012
	Three Months	Nine Months	Three Months	Nine Months

Reporting fees	$-	$2,000	$15,000	$19,517
Distribution income	-	-	-	-

Total operating income	-	2,000	15,000	19,517

Operating expenses:
Asset management fees (Note 3)	4,321	12,783	6,102	25,641
Legal and accounting fees	2,400	40,239	1,200	90,579
Outsourcing expenses	650	2,787	464	6,843
Write off of other assets	-	-	-	6,950
Other	607	4,965	1,545	3,746

Total operating expenses	7,978	60,774	9,311	133,759

Income (loss) from operations	(7,978)	(58,774)	5,689	(114,242)

Gain on sale of Local Limited Partnerships	-	-	109,232	445,553

Interest income	4	13	7	14

Net income (loss)	$(7,974)	$(58,761)	$114,928	$331,325

Net income (loss) allocated to:
General Partner	$(80)	$(588)	$1,152	$3,311

Limited Partners	$(7,894)	$(58,173)	$113,776	$328,014

Net income (loss) per Partnership Unit	$(1)	$(4)	$7	$21

Outstanding weighted Partnership Units	15,588	15,588	15,600	15,600

See accompanying notes to condensed financial statements

C-3

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

CONDENSED STATEMENT OF PARTNERS’ EQUITY (DEFICIT)

For the Nine Months Ended December 31, 2013

(Unaudited)

	General	Limited
	Partner	Partners	Total

Partners’ equity (deficit) at March 31, 2013	$165,085	$(290,891)	$(125,806)

Net loss	(588)	(58,173)	(58,761)

Partners’ equity (deficit) at December 31, 2013	$164,497	$(349,064)	$(184,567)

See accompanying notes to condensed financial statements

C-4

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended December 31, 2013 and 2012

(Unaudited)

	2013	2012
Cash flows from operating activities:
Net income (loss)	$(58,761)	$331,325
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Increase in other assets	(17,823)	(3,946)
Decrease in accrued expenses	(166)	-
Write off of other assets	-	6,950
Gain on sale of Local Limited Partnerships	-	(445,553)
Increase (decrease) in accrued fees and expenses due to General Partner and affiliates	23,196	(45,662)

Net cash used in operating activities	(53,554)	(156,886)

Cash flows from investing activities:
Proceeds from sale of Local Limited Partnerships	-	200,764

Net cash provided by investing activities	-	200,764

Net increase (decrease) in cash	(53,554)	43,878

Cash, beginning of period	94,108	44,664

Cash, end of period	$40,554	$88,542

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Taxes paid	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Gain on sale of Local Limited Partnerships was increased and accrued fees and expenses due to the General Partner and affiliates was decreased for sales proceeds paid directly to Associates	$-	$273,144

See accompanying notes to condensed financial statements

C-5

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The accompanying condensed unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q for quarterly reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the nine months ended December 31, 2013 are not necessarily indicative of the results that may be expected for the fiscal year ending March 31, 2014. For further information, refer to the financial statements and footnotes thereto included in the Partnership’s annual report on Form 10-K for the fiscal year ended March 31, 2013.

Organization

WNC Housing Tax Credit Fund IV, L.P., Series 2 (the “Partnership”) is a California Limited Partnership formed under the laws of the State of California on September 27, 1993. The Partnership was formed to acquire limited partnership interests in other limited partnerships (“Local Limited Partnerships”) which own multi-family housing complexes (“Housing Complexes”) that are eligible for Federal low income housing tax credits (“Low Income Housing Tax Credits”). The local general partners (the “Local General Partners”) of each Local Limited Partnership retain responsibility for maintaining, operating and managing the Housing Complex. Each Local Limited Partnership is governed by its agreement of limited partnership (the “Local Limited Partnership Agreement”).

The general partner of the Partnership is WNC Tax Credit Partners IV, L.P. (the “General Partner”). The general partner of the General Partner is WNC & Associates, Inc. (“Associates”). The chairman and the president of Associates own all of the outstanding stock of Associates. The business of the Partnership is conducted primarily through the General Partner, as the Partnership has no employees of its own.

The Partnership shall continue in full force and effect until December 31, 2050, unless terminated prior to that date, pursuant to the partnership agreement or law.

The financial statements include only activity relating to the business of the Partnership, and do not give effect to any assets that the partners may have outside of their interests in the Partnership, or to any obligations, including income taxes, of the partners.

The Partnership Agreement authorized the sale of up to 20,000 units of limited partnership interest (“Partnership Units”) at $1,000 per Partnership Unit. The offering of Partnership Units has concluded, and 15,600 Partnership Units representing subscriptions in the amount of $15,241,000, net of volume discounts of $359,000, had been accepted. The General Partner has a 1% interest in operating profits and losses, taxable income and losses, cash available for distribution from the Partnership and Low Income Housing Tax Credits of the Partnership. The investors (the “Limited Partners”) in the Partnership will be allocated the remaining 99% of these items in proportion to their respective investments. As of December 31, 2013, a total of 15,588 Partnership units remain outstanding.

C-6

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The proceeds from the disposition of any of the Local Limited Partnership Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the Partnership. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership. Should such distributions occur, the Limited Partners will be entitled to receive distributions equal to their capital contributions and their return on investment (as defined in the Partnership Agreement) and the General Partner would then be entitled to receive proceeds equal to their capital contributions from the remainder. Any additional sale or refinancing proceeds will be distributed 90% to the Limited Partners (in proportion to their respective investments) and 10% to the General Partner.

Risks and Uncertainties

An investment in the Partnership and the Partnership’s investments in Local Limited Partnerships and their Housing Complexes are subject to risks. These risks may impact the tax benefits of an investment in the Partnership, and the amount of proceeds available for distribution to the Limited Partners, if any, on liquidation of the Partnership’s investments. Some of those risks include the following:

The Low Income Housing Tax Credits rules are extremely complicated. Noncompliance with these rules results in the loss of future Low Income Housing Tax Credits and the fractional recapture of Low Income Housing Tax Credits already taken. In most cases the annual amount of Low Income Housing Tax Credits that an individual can use is limited to the tax liability due on the person’s last $25,000 of taxable income. The Local Limited Partnerships may be unable to sell the Housing Complexes at a price which would result in the Partnership realizing cash distributions or proceeds from the transaction. Accordingly, the Partnership may be unable to distribute any cash to its Limited Partners. Low Income Housing Tax Credits may be the only benefit from an investment in the Partnership.

The Partnership has invested in a limited number of Local Limited Partnerships. Such limited diversity means that the results of operation of each single Housing Complex will have a greater impact on the Partnership. With limited diversity, poor performance of one Housing Complex could impair the Partnership’s ability to satisfy its investment objectives. Each Housing Complex is subject to mortgage indebtedness. If a Local Limited Partnership failed to pay its mortgage, it could lose its Housing Complex in foreclosure. If foreclosure were to occur during the first 15 years (the “Compliance Period”), the loss of any remaining future Low Income Housing Tax Credits, a fractional recapture of prior Low Income Housing Tax Credits, and a loss of the Partnership’s investment in the Housing Complex would occur. The Partnership is a limited partner or a non-managing member of each Local Limited Partnership. Accordingly, the Partnership will have very limited rights with respect to management of the Local Limited Partnerships. The Partnership will rely totally on the Local General Partners. Neither the Partnership’s investments in Local Limited Partnerships, nor the Local Limited Partnerships’ investments in Housing Complexes, are readily marketable. To the extent the Housing Complexes receive government financing or operating subsidies, they may be subject to one or more of the following risks: difficulties in obtaining tenants for the Housing Complexes; difficulties in obtaining rent increases; limitations on cash distributions; limitations on sales or refinancing of Housing Complexes; limitations on transfers of interests in Local Limited Partnerships; limitations on removal of Local General Partners; limitations on subsidy programs; and possible changes in applicable regulations. Uninsured casualties could result in loss of property and Low Income Housing Tax Credits and recapture of Low Income Housing Tax Credits previously taken. The value of real estate is subject to risks from fluctuating economic conditions, including employment rates, inflation, tax, environmental, land use and zoning policies, supply and demand of similar Housing Complexes, and neighborhood conditions, among others.

C-7

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The ability of Limited Partners to claim tax losses from the Partnership is limited. The IRS may audit the Partnership or a Local Limited Partnership and challenge the tax treatment of tax items. The amount of Low Income Housing Tax Credits and tax losses allocable to Limited Partners could be reduced if the IRS were successful in such a challenge. The alternative minimum tax could reduce tax benefits from an investment in the Partnership. Changes in tax laws could also impact the tax benefits from an investment in the Partnership and/or the value of the Housing Complexes.

Anticipated future and existing cash resources of the Partnership are not sufficient to pay existing liabilities of the Partnership. However, substantially all of the existing liabilities of the Partnership are payable to the General Partner and/or its affiliates. Though the amounts payable to the General Partner and/or its affiliates are contractually currently payable, the Partnership anticipates that the General Partner and/or its affiliates will not require the payment of these contractual obligations until capital reserves are in excess of the aggregate of then existing contractual obligations and then anticipated future foreseeable obligations of the Partnership. The Partnership would be adversely affected should the General Partner and/or its affiliates demand current payment of the existing contractual obligations and or suspend services for this or any other reason.

All of the Low Income Housing Tax Credits anticipated to be realized from the Local Limited Partnerships have been realized. The Partnership does not anticipate being allocated any Low Income Housing Tax Credits from the Local Limited Partnerships in the future.

No trading market for the Partnership Units exists or is expected to develop. Limited Partners may be unable to sell their Partnership Units except at a discount and should consider their Partnership Units to be a long-term investment. Individual Limited Partners will have no recourse if they disagree with actions authorized by a vote of the majority of Limited Partners.

The Partnership currently has insufficient working capital to fund its operations. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through February 28, 2015.

Exit Strategy

The Compliance Period for a Housing Complex is generally 15 years following construction or rehabilitation completion. Associates was one of the first in the industry to offer syndicated investments in Low Income Housing Tax Credits. The initial programs have completed their Compliance Periods.

Upon the sale of a Local Limited Partnership Interest or Housing Complex after the end of the Compliance Period, there would be no recapture of Low Income Housing Tax Credits. A sale prior to the end of the Compliance Period could result in recapture if certain conditions are not met. The Compliance Period has ended for all remaining Local Limited Partnerships as of December 31, 2013.

With that in mind, the General Partner is continuing its review of the Housing Complexes. The review considers many factors, including extended use requirements (such as those due to mortgage restrictions or state compliance agreements), the condition of the Housing Complexes, and the tax consequences to the Limited Partners from the sale of the Housing Complexes.

C-8

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Upon identifying those Housing Complexes with the highest potential for a successful sale, refinancing or syndication, the Partnership expects to proceed with efforts to liquidate them. The objective is to maximize the Limited Partners’ return wherever possible and, ultimately, to wind down the Partnership. Local Limited Partnership interests may be disposed of any time by the General Partner in its discretion. While liquidation of the Housing Complexes continues to be evaluated, the dissolution of the Partnership was not imminent as of December 31, 2013.

Upon management of the Partnership identifying a Local Limited Partnership for disposition, costs incurred by the Partnership in preparation for the disposition are deferred. Upon the sale of the Local Limited Partnership interest, the Partnership nets the costs that had been deferred against the proceeds from the sale in determining the gain or loss on sale of the Local Limited Partnership.

On February 24, 2012, the Partnership filed preliminary consent solicitation materials with the Securities and Exchange Commission (“SEC”) regarding the adoption of a plan of liquidation. Definitive materials were filed with the SEC and disseminated to Limited Partners on March 12, 2012. The Partnership sought approval to have a formal plan of liquidation of selling its limited partnership interests or selling the underlying Housing Complexes of each of the Local Limited Partnerships. On May 8, 2012, the Partnership received the majority vote in favor of the plan for dissolution. Therefore, the Partnership is engaging third party appraisers to appraise several or all of the Local Limited Partnerships in this Partnership. The appraisal is one of the preliminary steps that need to be completed in order to move forward with the approved liquidation plan. The expense incurred for the appraisals, or any other disposition related expenses the Partnership incurs, are being capitalized and will remain on the condensed balance sheet until the respective Local Limited Partnership is sold. At the time of disposition the capitalized costs will be netted with any cash proceeds that are received in order to calculate the gain or loss on the disposition.

As of March 31, 2013, the Partnership sold its Local Limited Partnership Interest in E.W., Crossing II Limited Dividend Housing Association LP, Comanche Retirement Village Ltd, Candleridge Apartment of Waukee L.P. II, Mountainview Apartments, LP, Chadwick Limited Partnership, Broken Bow Apartments I, LP, Sidney Apartments I, LP, Autumn Trace Associates, Hickory Lane Associates, Honeysuckle Court Associates, Walnut Turn Associates, Ltd, Southcove Associates, Hereford Seniors Community, Ltd, Palestine Seniors Community, Ltd, Garland Street, LP, Pecan Grove, LP, Lamesa Seniors Community, Ltd, Laredo Heights Apartments and Apartment Housing of E. Brewton, Ltd.

As of December 31, 2013 the Partnership has identified two Local Limited Partnerships for disposition as listed in the table below. The Compliance Periods for both of these Local Limited Partnerships have expired so there is no risk of recapture to the investors in the Partnership.

Local Limited Partnership	Debt at 12/31/12	Appraisal value	Estimated sales price	Estimated sales related expenses

Klimpel Manor	$1,716,305	$2,575,000	$420,000	$14,923

Pioneer Street Associates	1,354,682	4,800,000	*	2,900

*In the process of negotiating with the potential purchaser of the Local Partnership interests. The purchase prices are still under negotiation.

C-9

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

The proceeds from the disposition of any of the Housing Complexes will be used first to pay debts and other obligations per the respective Local Limited Partnership Agreement. Any remaining proceeds will then be paid to the partners of the Local Limited Partnership, including the Partnership, in accordance with the terms of the particular Local Limited Partnership Agreement. The sale of a Housing Complex may be subject to other restrictions and obligations. Accordingly, there can be no assurance that a Local Limited Partnership will be able to sell its Housing Complex. Even if it does so, there can be no assurance that any significant amounts of cash will be distributed to the Partnership, as the proceeds first would be used to pay Partnership obligations and funding of reserves.

Method of Accounting for Investments in Local Limited Partnerships

The Partnership accounts for its investments in Local Limited Partnerships using the equity method of accounting, whereby the Partnership adjusts its investment balance for its share of the Local Limited Partnerships’ results of operations and for any contributions made and distributions received. The Partnership reviews the carrying amount of an individual investment in a Local Limited Partnership for possible impairment at least annually or whenever events or changes in circumstances indicate that the carrying amount of such investment may not be recoverable. Recoverability of such investment is measured by the estimated value derived by management, generally consisting of the sum of the remaining future Low Income Housing Tax Credits estimated to be allocable to the Partnership and the estimated residual value to the Partnership. If an investment is considered to be impaired, the Partnership reduces the carrying value of its investment in any such Local Limited Partnership. The accounting policies of the Local Limited Partnerships, generally, are expected to be consistent with those of the Partnership. Costs incurred by the Partnership in acquiring the investments are capitalized as part of the investment account and were amortized over 30 years (see Note 2).

“Equity in losses of Local Limited Partnerships” for the periods ended December 31, 2013 and 2012 has been recorded by the Partnership. Management’s estimate for the three and nine-month periods is based on either actual unaudited results reported by the Local Limited Partnerships or historical trends in the operations of the Local Limited Partnerships. Equity in losses of Local Limited Partnerships allocated to the Partnership are not recognized to the extent that the investment balance would be adjusted below zero. If the Local Limited Partnerships report net income in future years, the Partnership will resume applying the equity method only after its share of such net income equals the share of net losses not recognized during the period(s) the equity method was suspended (see Note 2).

In accordance with the accounting guidance for the consolidation of variable interest entities, the Partnership determines when it should include the assets, liabilities, and activities of a variable interest entity (VIE) in its financial statements, and when it should disclose information about its relationship with a VIE. The analysis that must be performed to determine which entity should consolidate a VIE focuses on control and economic factors. A VIE is a legal structure used to conduct activities or hold assets, which must be consolidated by a company if it is the primary beneficiary because it has (1) the power to direct the activities of the VIE that most significantly impact the VIE’s economic performance and (2) the obligation to absorb losses or receive benefits that could potentially be significant to the VIE. If multiple unrelated parties share such power, as defined, no party will be required to consolidate the VIE. Further, the guidance requires continual reconsideration of the primary beneficiary of a VIE.

C-10

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Based on this guidance, the Local Limited Partnerships in which the Partnership invests meet the definition of a VIE because the owners of the equity at risk in these entities do not have the power to direct their operations. However, management does not consolidate the Partnership’s interests in these VIEs, as it is not considered to be the primary beneficiary since it does not have the power to direct the activities that are considered most significant to the economic performance of these entities. The Partnership currently records the amount of its investment in these Local Limited Partnerships as an asset on its balance sheets, recognizes its share of partnership income or losses in the statements of operations, and discloses how it accounts for material types of these investments in its financial statements. The Partnership’s balance in investment in Local Limited Partnerships, plus the risk of recapture of tax credits previously recognized on these investments, represents its maximum exposure to loss. The Partnership’s exposure to loss on these Local Limited Partnerships is mitigated by the condition and financial performance of the underlying Housing Complexes as well as the strength of the Local General Partners and their guarantee against credit recapture to the investors in the Partnership.

Distributions received by the Partnership are accounted for as a reduction of the investment balance. Distributions received after the investment has reached zero are recognized as income. As of December 31, 2013, all of the investment balances had reached zero.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could materially differ from those estimates.

Cash and Cash Equivalents

The Partnership considers all highly liquid investments with original maturities of three months or less when purchased to be cash equivalents. The Partnership had no cash equivalents for all periods presented.

Reporting Comprehensive Income

The Partnership had no items of other comprehensive income for all periods presented.

Income Taxes

The Partnership has elected to be treated as a pass-through entity for income tax purposes and, as such, is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owners on their respective income tax returns. The Partnership’s federal tax status as a pass-through entity is based on its legal status as a partnership. Accordingly, the Partnership is not required to take any tax positions in order to qualify as a pass-through entity. The Partnership is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these financial statements do not reflect a provision for income taxes and the Partnership has no other tax positions which must be considered for disclosure. Income tax returns filed by the Partnership are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2009 remain open.

C-11

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Net Loss Per Partnership Unit

Net loss per Partnership Unit includes no dilution and is computed by dividing loss allocated to Limited Partners by the weighted average number of Partnership Units outstanding during the period. Calculation of diluted net loss per Partnership Unit is not required.

Revenue Recognition

The Partnership is entitled to receive reporting fees from the Local Limited Partnerships. The intent of the reporting fees is to offset (in part) administrative costs incurred by the Partnership in corresponding with the Local Limited Partnerships. Due to the uncertainty of the collection of these fees, the Partnership recognizes reporting fees as collections are made.

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS

As of December 31, 2013 and March 31, 2013, the Partnership owns Local Limited Partnership interests in 2 Local Limited Partnerships. The Local Limited Partnerships each own one Housing Complex consisting of an aggregate of 189 apartment units. The Local General Partners of the Local Limited Partnerships manage the day to day operations of the entities. Significant Local Limited Partnership business decisions require approval from the Partnership. The Partnership, as a Limited Partner, is generally entitled to 99%, as specified in the Local Limited Partnership governing agreements, of the operating profits and losses, taxable income and losses, and Low Income Housing Tax Credits of the Local Limited Partnerships.

Selected financial information for the nine months ended December 31, 2013 and 2012 from the unaudited combined condensed financial statements of the Local Limited Partnerships in which the partnership has invested is as follows:

COMBINED CONDENSED STATEMENTS OF OPERATIONS

	2013	2012

Revenue	$912,000	$1,179,000
Expenses:
Interest expense	162,000	182,000
Depreciation and amortization	196,000	272,000
Operating expenses	544,000	760,000

Total expenses	902,000	1,214,000

Net income (loss)	$10,000	(35,000)

Net income (loss) allocable to the Partnership	$9,000	$(35,000)

Net income (loss) recorded by the Partnership	$-	$-

C-12

WNC HOUSING TAX CREDIT FUND IV, L.P., SERIES 2

(A California Limited Partnership)

NOTES TO CONDENSED FINANCIAL STATEMENTS - CONTINUED

For the Quarterly Period Ended December 31, 2013

(Unaudited)

NOTE 2 - INVESTMENTS IN LOCAL LIMITED PARTNERSHIPS, continued

Certain Local Limited Partnerships have incurred significant operating losses and/or have working capital deficiencies. In the event these Local Limited Partnerships continue to incur significant operating losses, additional capital contributions by the Partnership may be require to sustain operations of such Local Limited Partnerships.

NOTE 3 - RELATED PARTY TRANSACTIONS

Under the terms of the Partnership Agreement, the Partnership has paid or is obligated to the General Partner or its affiliates for the following items:

(a)	An annual asset management fee equal to the greater amount of (i) $2,000 for each apartment complex, or (ii) 0.275% of gross proceeds. In either case, the fee will be decreased or increased annually based on changes to the Consumer Price Index. However, in no event will the maximum amount exceed 0.2% of the Invested Assets of the Partnership, as defined. “Invested Assets” means the sum of the Partnership’s investment in Local Limited Partnership interests and the Partnership’s allocable share of mortgage loans on and other debt related to the Housing Complexes owned by such Local Limited Partnerships. Asset management fees of $12,783 and $25,641 were incurred during the nine months ended December 31, 2013 and 2012, respectively. The Partnership paid the General Partner and its affiliates $1,459 and $343,124 of those fees during the nine months ended December 31, 2013 and 2012, respectively.

(b)	Subordinated Disposition Fee. A subordinated disposition fee is an amount equal to 1% of the sales price of real estate sold. Payment of this fee is subordinated to the Limited Partners receiving a preferred return of 16% through December 31, 2003 and 6% thereafter (as defined in the Partnership Agreement) and is payable only if the General Partner or its affiliates render services in the sales effort. No such fees were earned during the periods presented.

(c)	The Partnership reimburses the General Partner or its affiliates for operating expenses incurred by the Partnership and paid for by the General Partner or its affiliates on behalf of the Partnership. Operating expense reimbursements paid were $54,108 and $106,406 during the nine months ended December 31, 2013 and 2012, respectively.

The accrued fees and expenses due to the General Partner and affiliates consist of the following at:

	December 31, 2013	March 31, 2013

Expenses paid by the General Partner or affiliates on behalf of the Partnership	$12,019	$146
Asset management fee payable	230,925	219,602
Total	$242,944	$219,748

The General Partner and/or its affiliates do not anticipate that these accrued fees will be paid until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

C-13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Forward-Looking Statements

With the exception of the discussion regarding historical information, this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contains forward looking statements. Such statements are based on current expectations subject to uncertainties and other factors which may involve known and unknown risks that could cause actual results of operations to differ materially from those projected or implied. Further, certain forward-looking statements are based upon assumptions about future events which may not prove to be accurate.

Risks and uncertainties inherent in forward looking statements include, but are not limited to, the Partnership’s future cash flows and ability to obtain sufficient financing, level of operating expenses, conditions in the Low Income Housing Tax Credit property market and the economy in general, as well as legal proceedings. Historical results are not necessarily indicative of the operating results for any future period.

Subsequent written and oral forward looking statements attributable to the Partnership or persons acting on its behalf are expressly qualified in their entirety by cautionary statements herein and in reports filed with the SEC.

The following discussion and analysis compares the results of operations for the three and nine months ended December 31, 2013 and 2012, and should be read in conjunction with the condensed unaudited financial statements and accompanying notes included within this report.

Financial Condition

The Partnership’s assets at December 31, 2013 consisted of $41,000 in cash and $18,000 in other assets. Liabilities at December 31, 2013 consisted of $243,000 of accrued fees and expenses due to General Partner and affiliates.

Results of Operations

Three Months Ended December 31, 2013 Compared to Three Months Ended December 31, 2012. The Partnership’s net loss for the three months ended December 31, 2013 was $(8,000), reflecting a decrease of $(123,000) from the $115,000 net income for the three months ended December 31, 2012. The change was primarily due to a decrease of $(109,000) in gain on sale of Local Limited Partnerships for the three months ended December 31, 2013. The number of dispositions and gain recorded vary based on the sales prices and values of the Local Limited Partnerships sold. Asset management fees decreased by $2,000 for the three months ended December 31, 2013. The fees are calculated based on the value of invested assets which decreased due to the sales of Local Limited Partnerships. The legal and accounting expenses increased by $(1,000) for the three months ended December 31, 2013 due to the timing of the work performed. The reporting fees decreased by $(15,000) for the three months ended December 31, 2013. Local Limited Partnerships pay reporting fees to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

Nine Months Ended December 31, 2013 Compared to Nine Months Ended December 31, 2012. The Partnership’s net loss for the nine months ended December 31, 2013 was $(59,000), reflecting a decrease of $(390,000) from the $331,000 of net income for the nine months ended December 31, 2012. The change is primarily due to no gain on sale of Local Limited Partnerships record during the nine months ended December 31, 2013 compared to $446,000 recorded during the nine months ended December 31, 2012. The gain recorded varies based on the sales prices and values of the Local Limited Partnerships sold. The legal and accounting expenses decreased by $50,000 for the nine months ended December 31, 2013 due to the timing of the work performed. Asset management fees decreased by $13,000 for the nine months ended December 31, 2013. The fees are calculated based on the value of invested assets which decreased due to the sales of Local Limited Partnerships. The reporting fees decreased by $(18,000) for the nine months ended December 31, 2013. Local Limited Partnerships pay reporting fees to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment. There was $7,000 decrease in write off of other assets for the nine months ended December 31, 2013. Capitalized costs from the potential disposition were expensed due to the length of time it has taken to dispose of the property. The outsourcing expenses decreased by $4,000 for the nine months ended December 31, 2013 mainly due to the timing of the data entry management performed for the Partnership.

C-14

Liquidity and Capital Resources

Nine Months Ended December 31, 2013 Compared to Nine Months Ended December 31, 2012. The net cash used during the nine months ended December 31, 2013 was $(54,000) compared to $44,000 net cash provided for the nine months ended December 31, 2012. During the nine months ended December 31, 2013, the Partnership received no proceeds from sale of Local Limited Partnerships compared to $201,000 received during the nine months ended December 31, 2012. There was a decrease of $342,000 in cash paid for accrued asset management fees in addition to a decrease of $52,000 in cash paid to the General Partner or an affiliate for reimbursements of operating expenses which were paid on behalf of the Partnership for the nine months ended December 31, 2013. Reimbursement of accrued asset management fees and operating expenses are paid after management reviews the cash position of the Partnership. The reporting fees decreased by $(18,000) for the nine months ended December 31, 2013. Local Limited Partnerships pay reporting fees to the Partnership when the Local Limited Partnerships’ cash flow will allow for the payment.

During the nine months ended December 31, 2013 accrued payables, which consist primarily of related party management fees and advances due to the General Partner, increased by $23,000. The General Partner does not anticipate that these accrued fees will be paid in full until such time as capital reserves are in excess of future foreseeable working capital requirements of the Partnership.

The Partnership expects its future cash flows, together with its net available assets at December 31, 2013, to be insufficient to meet all currently foreseeable future cash requirements. Associates has agreed to continue providing advances sufficient enough to fund the operations and working capital requirements of the Partnership through February 28, 2015.

Recent Accounting Changes

In May 2011, the FASB issued an update to existing guidance related to fair value measurements on how to measure fair value and what disclosures to provide about fair value measurements. For fair value measurements categorized as level 3, a reporting entity should disclose quantitative information of the unobservable inputs and assumptions, a description of the valuation processes and annual periods beginning after December 15, 2011. The adoption of this update did not materially affect the Partnership’s condensed financial statements.

C-15

Preliminary Materials

<<SORT NAME>>

ACTION BY WRITTEN CONSENT OF LIMITED PARTNERS

WNC Housing Tax Credit Fund IV, L.P., Series 2 (the “Partnership”) Solicited by the General Partner on behalf of the Partnership.

CONTROL ID:
REQUEST ID:

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice for Action by Written Consent and the Consent Solicitation Statement of the Partnership dated _______, 2014 and hereby revokes any consent or consents heretofore given. This consent may be revoked at any time before 5:00 p.m. (Pacific Time), on the earlier of the date on which Limited Partners approve the Proposal, or _______, 2014, unless the solicitation period is extended by the General Partner in its sole discretion (“Expiration Date”). The undersigned, as record holder of ____ units of limited partnership interest in the Partnership, hereby takes the following actions with respect to all the units of limited partnership interest in the Partnership held by him, her or it as follows:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

CONSENT VOTING INSTRUCTIONS
If you vote by fax or internet, please DO NOT mail your Consent Card.

MAIL:	Please mark, sign, date, and return this Consent Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Consent Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/NF42. Have this proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.
PHONE:	Call 1-866-752-VOTE (8683).

WNC Housing Tax Credit Fund IV, L.P., Series 2 (the “Partnership”)	PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: [X]

Proposals		→	FOR	AGAINST	ABSTAIN
PROPOSAL #1 The addition of Section 5.3.5(i) to the Partnership’s Agreement of Limited Partnership to read as follows:

	“Proposal #1. Section 5.3.5(i). The Partnership Agreement is hereby amended to permit the Partnership, acting through its general partner, to consent to the sale of the apartment housing owned by Klimpel Manor, Ltd., a California limited partnership, to an affiliate of its general partner for an amount equal to at least the “Appraised Value.” The “Appraised Value” shall be the appraised value set forth in a third party appraisal with an effective date of not more than six months prior to the date of sale.		[ ]	[ ]	[ ]	Control ID: REQUEST ID:

PROPOSAL #2 The addition of Section 5.3.5(ii) to the Partnership’s Agreement of Limited Partnership to read as follows:

	“Proposal #2. Section 5.3.5(ii). The Partnership Agreement is hereby amended to permit the Partnership, acting through its general partner, to sell its limited partnership interest in Klimpel Manor, Ltd., a California limited partnership, to an affiliate of its general partner for an amount equal to at least the “Net Value.” The “Net Value” shall be the amount that would be distributed to the Partnership by Klimpel Manor, Ltd. from a sale of the apartment housing of Klimpel Manor, Ltd. at the appraised value set forth in a third party appraisal with an effective date of not more than six months prior to the date of sale.		[ ]	[ ]	[ ]

This Written Consent, when properly executed and returned to the Partnership, will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE FOR THE PROPOSAL, THIS CONSENT, IF SO EXECUTED AND RETURNED, WILL BE VOTED FOR THE PROPOSAL. When units are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full legal title as such. If a corporation, sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.	IMPORTANT: This Consent Card must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

ALL CONSENTS MUST BE RECEIVED BY 5:00 P.M., PACIFIC TIME, ON THE EXPIRATION DATE.	Dated: ________________________, 2014

(Print Name of Limited Partner and/or co-Limited Partner

(Signature of Limited Partner)

(Second Signature if held jointly)